Alexandria Real Estate Equities, Inc.
Earnings Press Release and Supplemental Information

FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2017

Unique Collaborative Life Science & Technology Campuses in Urban Innovation Clusters

ALEXANDRIA®

Building the Future of Life-Changing Innovation™

NYSE:ARE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018

CONFERENCE CALL INFORMATION:

Tuesday, January 30, 2018
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(877) 270-2148 or (412) 902-6510
Ask to join the conference call for
Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Dean A. Shigenaga
Executive Vice President & Chief Financial Officer
Alexandria Real Estate Equities, Inc.
(626) 578-0777

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

MENLO GATEWAY

MENLO GATEWAY, PHASE I, GREATER STANFORD, SAN FRANCISCO

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	i

Best-in-Class, Unique Urban Office REIT

55%[(1)] of ARE's Annual Rental Revenue is from Investment-Grade or Large Cap Tenants

84%[(1)] of ARE's Top 20 Tenants' Annual Rental Revenue is from Investment-Grade or Large Cap Tenants

Nareit GOLD AWARD
LARGE CAP EQUITY REIT | BACK-TO-BACK: 2015 & 2016
COMMUNICATIONS & REPORTING EXCELLENCE
BEST-IN-CLASS TRANSPARENCY, QUALITY, AND EFFICIENCY OF DISCLOSURES AND REPORTING

Nareit 2017
Leader In The Light Award
Highest Achievement In Sustainability Innovation
MOST INNOVATIVE

Unique Strategy and Operational Excellence Drive High-Quality Per-Share Growth of Funds From Operations, Dividends, and Net Asset Value

S&P 500® Investment-Grade REIT

– Moody's: Baa2 / Stable; S&P Global: BBB / Stable

High-Quality Long-Duration Cash Flows

Internal Growth – Same Property Net Operating Income Growth

– Favorable triple net lease structure with annual rent escalations
– Strong demand from innovative entities
– Limited supply of Class A space
– Significant rental rate growth on leasing activity and early renewals

External Growth – Development/Redevelopment of New Class A Properties in AAA Locations

– Visible, multiyear, highly leased value-creation pipeline expected to generate significant incremental annual net operating income

Disciplined Allocation of Capital and Prudent Management of Balance Sheet

Unique Underwriting Expertise and Experience

– Prudent underwriting of innovative life science and technology tenants and development of strategic relationships

Long-Tenured Executive Management Team with Deep Expertise and Experience, and Key Relationships in the Real Estate, Life Science, and Technology Industries

(1)    See “Definitions and Reconciliations” in our Supplemental Information. As of December 31, 2017, annual rental revenue from investment-grade tenants excluding large cap tenants and annual rental revenue from investment-grade tenants excluding large cap tenants within our top 20 tenants were 46% and 72%, respectively.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	ii

Table of Contents
December 31, 2017

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 8 of this Earnings Press Release and Supplemental Information for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	iii

Alexandria Real Estate Equities, Inc.
Reports
Fourth Quarter and Year Ended December 31, 2017, Financial and Operating Results
Strong Internal and External Growth and
Significant Strategic Acquisitions and Growing Dividends

PASADENA, Calif. – January 29, 2018 – Alexandria Real Estate Equities, Inc. (NYSE:ARE)
announced financial and operating results for the fourth quarter and year ended December 31, 2017.

Key highlights

Increased common stock dividend

Common stock dividend for 2017 of $3.45 per common share, up 22 cents, or 7%, over 2016; continuation of our strategy to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.

Leader in the Light award

In November 2017, we were awarded Nareit’s 2017 “Most Innovative” Leader in the Light, the highest achievement in sustainability innovation for all REITs and real estate companies.

Strong internal growth

•	Total revenues:

•	$298.8 million, up 19.9%, for 4Q17, compared to $249.2 million for 4Q16

•	$1.1 billion, up 22.4%, for 2017, compared to $921.7 million for 2016

•	Continued substantial leasing activity and strong rental rate growth, in light of minimal contractual lease expirations for 4Q17 and 2017 and a highly leased value-creation pipeline:

	4Q17	2017
Total leasing activity – RSF	1,379,699	4,569,182
Lease renewals and re-leasing of space:
Rental rate increases	24.8%	25.1%
Rental rate increases (cash basis)	10.4%	12.7%
RSF (included in total leasing activity above)	593,622	2,525,099

•	Executed key leases during 4Q17:

•	520,988 RSF leased to Facebook, Inc. at Menlo Gateway in our Greater Stanford submarket;

•
170,244 RSF renewal with Theravance Biopharma U.S., Inc. at 901 and 951 Gateway Boulevard in our South San Francisco submarket, with an average lease term of 10.2 years and rental rate increases of 59.2% and 15.1% (cash basis).

•	Same property net operating income growth:

•	4.5% and 12.5% (cash basis) for 4Q17, compared to 4Q16

•	3.1% and 6.8% (cash basis) for 2017, compared to 2016

Strong external growth; disciplined allocation of capital to visible, multiyear, highly leased value-creation pipeline

•	Development projects, 100% leased, and placed into service in 4Q17:

Property	Submarket	RSF	Tenant
510 Townsend Street	Mission Bay/SoMa	295,333	Stripe, Inc.
ARE Spectrum	Torrey Pines	170,523	Vertex Pharmaceuticals Inc.
505 Brannan Street	Mission Bay/SoMa	148,146	Pinterest, Inc.
400 Dexter Avenue North	Lake Union	25,518	Juno Therapeutics, Inc.

•
Significant contractual near-term growth in annual cash rents of $96 million, of which $78 million will commence through 4Q18 ($26 million in 1Q18, $31 million in 2Q18, $10 million in 3Q18, and $11 million in 4Q18). This is related to development and redevelopment projects recently placed into service that are currently generating rental revenue.

•	4Q17 commencements of development projects aggregating 884,000 RSF, including:

•	520,988 RSF at Menlo Gateway in our Greater Stanford submarket;

•	164,000 RSF at 399 Binney Street in our Alexandria Center® at One Kendall Square campus in our Cambridge submarket; and

•	199,000 RSF at 279 East Grand Avenue in our South San Francisco submarket.

•	80% leased on 2.3 million RSF (development and redevelopment projects undergoing construction and 580,000 RSF undergoing pre-construction).

Completed strategic acquisitions

Opportunistic acquisitions completed or under contract:

•	In 4Q17, acquired five properties in three transactions for an aggregate purchase price of $146.4 million, including the Menlo Gateway joint venture:

•	Menlo Gateway real estate joint venture in our Greater Stanford submarket closed in November 2017:

•	772,983 RSF Class A office space, including 520,988 RSF of ground-up development, 100% leased to Facebook, Inc.; and

•	21% interest as of 4Q17, increasing to 49% interest by 1Q19.

•	As of January 2018, we have closed and pending acquisitions aggregating $375.5 million in key submarkets with value-add operating, redevelopment, and future development opportunities.

Operating results	4Q17	4Q16	Change	2017	2016	Change
Net income (loss) attributable to Alexandria’s common stockholders – diluted:
In millions	$36.8	$(25.1)	N/A	$145.4	$(151.1)	N/A
Per share	$0.38	$(0.31)	N/A	$1.58	$(1.99)	N/A

Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$147.0	$115.5	27.2%	$554.5	$421.3	31.6%
Per share	$1.53	$1.42	7.7%	$6.02	$5.51	9.3%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	1

Fourth Quarter and Year Ended December 31, 2017, Financial and Operating Results (continued)
December 31, 2017

Items included in net income (loss) attributable to Alexandria’s common stockholders (amounts are shown after deducting any amounts attributable to noncontrolling interests):
(In millions, except per share amounts)	Amount		Per Share – Diluted		Amount		Per Share – Diluted
	4Q17	4Q16	4Q17	4Q16	2017	2016	2017	2016
Gain on sales of:
Real estate	$—	$3.7	$—	$0.05	$14.5	$3.8	$0.15	$0.05
Non-real estate investments	—	—	—	—	—	4.4	—	0.06
Impairment of:
Rental properties	—	(3.5)	—	(0.04)	(0.2)	(98.2)	—	(1.29)
Land parcels	—	(12.5)	—	(0.16)	—	(110.4)	—	(1.45)
Non-real estate investments	(3.8)	—	(0.04)	—	(8.3)	(3.1)	(0.09)	(0.04)
Loss on early extinguishment of debt	(2.8)	—	(0.03)	—	(3.5)	(3.2)	(0.03)	(0.04)
Preferred stock redemption charge	—	(35.7)	—	(0.44)	(11.3)	(61.3)	(0.12)	(0.81)
Total	$(6.6)	$(48.0)	$(0.07)	$(0.59)	$(8.8)	$(268.0)	$(0.09)	$(3.52)
Weighted-average shares of common stock outstanding – diluted			95.9	80.8			92.1	76.1

4Q16 and 2016 per share amounts above may not agree to funds from operations per share amounts due to the different weighted-average shares used in each period and the impact of per share amounts allocable to unvested restricted stock awards. See “Definitions and Reconciliations” on page 55 of our Supplemental Information for additional information.

Core operating metrics as of 4Q17; high quality revenue and cash flows

•	Percentage of annual rental revenue in effect from:

•	Investment-grade or large cap tenants: 55%

•	Class A properties in AAA locations: 80%

•	Occupancy in North America: 96.8%

•	Operating margin: 71%

•	Adjusted EBITDA margin: 68%

•	Weighted-average remaining lease term of top 20 tenants: 13.4 years

•
See “Strong internal growth” in the key highlights section on the previous page for information on our leasing activity, rental rate growth, total revenue, and same property net operating income growth.

Balance sheet management

Key metrics	4Q17
Total market capitalization	$17.9	billion
Liquidity	$2.0	billion

Net debt to Adjusted EBITDA:
Quarter annualized	5.5x
Trailing 12 months	5.9x
Fixed-charge coverage ratio:

Quarter annualized	4.2x
Trailing 12 months	4.1x

Unhedged variable-rate debt as a percentage of total debt	1%
Current and future value-creation pipeline as a percentage of gross investments in real estate in North America	9%

Key capital events

•
In November 2017, we completed the offering of $600.0 million, 3.45%, unsecured senior notes, due in 2025, for net proceeds of $593.5 million. We used the net proceeds to repay LIBOR-based debt, including two of our secured construction loans aggregating $389.8 million and borrowings under our $1.65 billion unsecured senior line of credit. We recognized a loss on early extinguishment of debt of $2.8 million related to the early retirement of these two construction loans.

•
During 4Q17, we sold 690 thousand shares of common stock under our ATM program for gross proceeds of $86.7 million, or $125.70 per share, and received net proceeds of $85.4 million. As of 4Q17, we had $413.4 million available for future sales under the ATM program.

•
In December 2017, we issued 4.8 million shares of our common stock to settle our forward equity sales agreements executed in March 2017. Net proceeds of $484.6 million were used to fund highly leased construction projects in 2H17 and recent 2017 acquisitions.

•
In January 2018, we entered into forward equity sales agreements to sell an aggregate 6.9 million shares of our common stock (including the exercise of underwriters’ option) at a public offering price of $123.50 per share. We expect to receive proceeds of $817.3 million, to be further adjusted as provided in the sales agreements, which will fund the current and near-term value-creation pipeline and opportunistic, strategic acquisitions in 2018.

•	Completed dispositions during 4Q17, including two partial interest sales, for an aggregate sales price of $42.8 million. Refer to page 6 of this Earnings Press Release for additional information.

Corporate responsibility and industry leadership

•
In January 2018, Alexandria Venture Investments launched the Alexandria Seed Capital Platform, an innovative seed-stage life science funding model and extension of Alexandria LaunchLabs, which will focus on providing seed-stage financing in transformative life science investments.

•	In November 2017, Joel S. Marcus, Chairman, Chief Executive Officer & Founder, was elected as a member of Nareit’s 2018 Executive Board.

•	See “Leader in the Light award” on page 1 of this Earnings Press Release.

•	In November 2017, Alexandria LaunchLabs® - New York City was certified as the world’s first WELL laboratory, and achieved Gold-level recognition from the International WELL Building Institute.

•
In November 2017, the Center for Active Design, an international nonprofit organization and operator of the Fitwel Certification System, appointed us to the Fitwel Leadership Advisory Board as a founding member.

•
In January 2018, we were awarded a 2017 Governor’s Environmental and Economic Leadership Award, California’s highest environmental honor recognizing entities that have demonstrated exceptional leadership and made notable contributions to conserving precious natural resources while promoting economic growth.

•
During 4Q17, we obtained Leadership in Energy and Environmental Design (“LEED®”) Gold certifications for properties within our Alexandria Center® at Kendall Square campus at 50 and 60 Binney Street and 11 Hurley Street in our Cambridge submarket.

•	49% of annual rental revenue expected from LEED certified projects upon completion of 12 in-process projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	2

Select 2017 Highlights

December 31, 2017

$1.1B
Total
Revenues

High-Quality
Long-
Duration
Revenue &
Cash Flows

55%
Investment
Grade or
Large Cap

4.5M RSF
Leasing
Volume

68%
Adjusted
EBITDA
Margins

5.5x
Net Debt
to Adjusted
EBITDA

1%
Unhedged
Variable-Rate
Debt

$96M
Contractual
Near Term
Growth in
Annual Cash
Rents

GRESB
Green
Star

See our Fourth Quarter and Year Ended December 31, 2017 Earnings Press Release and Supplemental Information for additional information, non-GAAP measures, and definitions.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	3

Acquisitions
December 31, 2017
(Dollars in thousands)

4Q17 Acquisitions

Property	Submarket/Market	Date of Purchase	Number of Properties	Occupancy	Square Footage		Purchase Price
					Operating	Development/Redevelopment

701 Gateway Boulevard(1)	South San Francisco/San Francisco	12/19/17	1	90.6%	170,862	—	$76,000
Menlo Gateway (unconsolidated JV)(2)	Greater Stanford/San Francisco	11/27/17	3	100%	251,995	520,988	59,936
4110 Campus Point Court (55% interest)(3)	University Town Center/San Diego	12/28/17	1	100%	44,034	—	10,450
					466,891	520,988	$146,386

We expect to provide total estimated costs at completion and related yields of development and redevelopment projects in the future.

(1)
Office building located within our Alexandria Technology Center® – Gateway campus. The property is 90.6% leased as of December 31, 2017, to multiple tenants with minimal near-term lease expirations, and we expect initial stabilized yields of 7.2% and 6.3% (cash basis) upon lease-up of the existing vacant office space. In addition, the property provides future opportunities to enhance our returns through the conversion of existing office space to office/laboratory space through redevelopment, and development of a new building.

(2)	See page 5 of this Earnings Press Release for additional information on our acquisition in this real estate joint venture.

(3)
Represents a 55% interest in a real estate joint venture with TIAA, which owns a property that expands our Campus Pointe by Alexandria campus. The joint venture leased the existing 44,034 RSF property back to the seller for one year, after which the joint venture may consider options to redevelop the existing property into tech office or office/laboratory space.

1Q18 Acquisitions under purchase agreement/letter of intent

Property	Submarket/Market	Date of Purchase	Number of Properties	Anticipated Use	Occupancy	Square Footage			Purchase Price
						Operating	Development/Redevelopment	Future Development

1455 and 1515 Third Street (acquisition of remaining 49% interest)(1)	Mission Bay/SoMa/ San Francisco	N/A	2	Office	100%	N/A	—	—	$37,800
1655 and 1715 Third Street (10% interest in unconsolidated JV)(2)	Mission Bay/SoMa/ San Francisco	February 2018	2	Office	N/A	—	580,000	—	31,000 (2)
2100-2400 Geng Road(3)	Greater Stanford/ San Francisco	1/25/18	4	Office/lab	77%	165,811	31,687	—	136,000
9965-9995 Summers Ridge Road(4)	Sorrento Mesa/ San Diego	1/5/18	4	Office/lab	100%	316,531	—	50,000	148,650
Pending | San Diego		2Q18	—	Office or lab	N/A	—	—	120,000	17,000
Pending | Maryland		March 2018	1	Office/lab	31%	24,846	54,485	—	5,000
						507,188	666,172	170,000	375,450
Additional projected acquisitions									295,000 - 395,000
2018 Guidance range									$670,000 - $770,000

(1)
The first installment of $18.9 million related to our November 2016 acquisition was paid in 2Q17, the second installment of $18.9 million was paid in January 2018, and we expect the final installment to be paid during 1H18.

(2)
Represents a 10% interest in a joint venture with Uber and the Golden State Warriors expected to be formed in February 2018. The joint venture is developing two office buildings aggregating 580,000 RSF, adjacent to the Golden State Warriors arena, which are 100% leased to Uber. Our initial equity contribution of $31.0 million will be funded at formation of the joint venture, and the project will transfer from pre-construction to under construction, with initial occupancy expected in 2019.

(3)
Four-building office campus on 11 acres with 14 in-place leases with a weighted-average remaining lease term of three years. We are evaluating options for the conversion of existing office space into office/laboratory space through redevelopment. We expect to provide total estimated costs at completion and related yields in the future.

(4)
A campus, with on-site amenities, consisting of four operating properties aggregating 316,531 RSF. The property also includes a future development opportunity for an additional 50,000 RSF building. The properties are 100% leased as of December 31, 2017, to Quidel Corporation and Abbott Laboratories, for aggregate terms of 15 years. We expect initial stabilized yields of 8.2% and 6.3% (cash basis) with an opportunity to enhance our initial return through future development.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	4

Acquisitions (continued): Menlo Gateway

December 31, 2017

MENLO GATEWAY ACQUISITION | SAN FRANCISCO | GREATER STANFORD

773,000 RSF | CLOSED NOVEMBER 2017

100% LEASED TO FACEBOOK, INC. (LONG TERM)

251,995 RSF | Phase I

100 Independence Drive
Recently completed

520,988 RSF | Phase II

125 and 135 Constitution Drive
Undergoing development
(Occupancy expected in 4Q19)

6.9% | Cash 6.3%

Total Project
Initial Stabilized Yields

Alexandria's Share

	Nov 2017	Dec 2017	At Completion
Equity Percentage	**18%**	**21%**	**49%**
Equity Investment	**$60M**	**$76M** (1)	**$282M**
Debt	**$18M**	**$23M** (1)	**$148M** (2)
Total Real Estate Investment	**$78M**	**$90M**	**$430M**

(1)    Includes our share of investment in real estate joint venture working capital.
(2)    The joint venture is in process of obtaining non-recourse construction financing for the development project for Phase II of our Menlo Gateway joint venture.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	5

Dispositions
December 31, 2017
(Dollars in thousands)

Property/Market/Submarket	Date of Sale	RSF	Net Operating Income(1)	Net Operating Income (Cash Basis)(1)	Contractual Sales Price	Gain

360 Longwood Avenue/Greater Boston/Longwood Medical Area	7/6/17	203,090	$4,313	$4,168	$65,701	$14,106
9625 Towne Centre Drive/San Diego/University Town Center (sale of partial interest)(2)	12/19/17	163,648	N/A	N/A	13,470	N/A
Campus Point Drive, Development Rights/San Diego/University Town Center (sale of 45% interest)(3)	12/19/17	318,383	N/A	N/A	12,895	N/A
6146 Nancy Ridge Drive/San Diego/Sorrento Mesa	1/6/17	21,940	N/A	N/A	3,000	270
1401/1413 Research Boulevard/Maryland/Rockville(4)	5/17/17	90,000	N/A	N/A	7,937	111
Operating property in China	11/27/17	300,184	$365	$392	11,167	—
					$114,170	$14,487

(1)	Represents annualized amounts for the quarter ended prior to the date of sale. Net operating income (cash basis) excludes straight-line rent and amortization of acquired below-market leases.

(2)
In December 2017, we entered into a joint venture agreement to sell to TIAA a 49.9% interest in 9625 Towne Centre Drive, a 163,648 RSF redevelopment project undergoing construction in our University Town Center submarket, which is 100% leased to Takeda Pharmaceutical Company Ltd. We received an initial contribution of $13.5 million from TIAA for a 35.9% initial ownership interest as of December 31, 2017, and expect TIAA’s ownership interest to increase to 49.9% by the end of 2Q18 through additional capital contributions to fund construction.

(3)
In connection with the agreement to sell a 45% partial interest in 10290 Campus Point Drive to TIAA in 2016, we also agreed to sell to TIAA a 45% partial interest in the related development rights aggregating 318,383 RSF in our Campus Pointe by Alexandria campus at a sales price of $90 per SF. The sale of the development rights was contingent upon the completion of certain entitlement milestones. Upon completion of the entitlement milestones, we completed the 45% partial interest sale of the related development rights in December 2017.

(4)
Joint venture with a distinguished retail real estate developer for the development of a 90,000 RSF retail shopping center, with remaining construction costs to be funded from a $25.0 million non-recourse secured construction loan.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	6

Guidance
December 31, 2017
(Dollars in millions, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2018. There can be no assurance that actual amounts will be materially higher or lower than these expectations. See our discussion of “forward-looking statements” on page 8 of this Earnings Press Release.

Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
Earnings per share	$2.04 to $2.24	(1)
Depreciation and amortization	4.45
Allocation to unvested restricted stock awards	(0.04)
Funds from operations per share	$6.45 to $6.65	(1)

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2018	96.9%	97.5%

Lease renewals and re-leasing of space:
Rental rate increases	13.0%	16.0%
Rental rate increases (cash basis)	7.5%	10.5%
Same property performance:
Net operating income increase	2.5%	4.5%
Net operating income increase (cash basis)	9.0%	11.0%

Straight-line rent revenue	$92	$102	(3)
General and administrative expenses	$85	$90
Capitalization of interest	$55	$65
Interest expense	$155	$165

Key Credit Metrics	2018 Guidance
Net debt to Adjusted EBITDA – 4Q18 annualized	Less than 5.5x
Net debt and preferred stock to Adjusted EBITDA – 4Q18 annualized	Less than 5.5x
Fixed-charge coverage ratio – 4Q18 annualized	Greater than 4.0x
Value-creation pipeline as a percentage of gross real estate as of December 31, 2018	8% to 12%

Key Sources and Uses of Capital	Range		Midpoint	Key Completed Items
Sources of capital:
Net cash provided by operating activities after dividends	$140	$180	$160
Incremental debt	470	430	450
Real estate dispositions, partial interest sales, and common equity	1,110	1,310	1,210	$817 (2)
Total sources of capital	$1,720	$1,920	$1,820
Uses of capital:
Construction	$1,050	$1,150	$1,100
Acquisitions	670	770	720	(4)
Total uses of capital	$1,720	$1,920	$1,820
Incremental debt (included above):
Issuance of unsecured senior notes payable	$550	$650	$600
Repayments of secured notes payable	(10)	(15)	(13)
Repayment of unsecured senior bank term loan	(200)	(200)	(200)
$1.65 billion unsecured senior line of credit/other	130	(5)	63
Incremental debt	$470	$430	$450

(1)
Excludes the impact of changes in fair value for equity investments pursuant to a new accounting standard effective January 1, 2018. For a comprehensive discussion on the new accounting standard update, refer to the “Recent Accounting Pronouncements” section in Note 2 – “Summary of Significant Accounting Policies” in our September 30, 2017, Form 10-Q filed on October 31, 2017, and our 2017 annual report on Form 10-K.

(2)
Represents 6.9 million shares of our common stock subject to forward equity sales agreements executed in January 2018, with anticipated aggregate net proceeds of $817.3 million, subject to adjustments as provided in the forward equity sales agreements. The forward equity sales agreements expire no later than April 2019, and we expect to settle these agreements in 2018.

(3)
Approximately 50% of straight-line rent revenue represents initial free rent on recently delivered and expected 2018 deliveries of new Class A properties from our development and redevelopment pipeline.

(4)	See “Acquisitions” on page 4 of this Earnings Press Release.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	7

Earnings Call Information and About the Company
December 31, 2017

We will host a conference call on Tuesday, January 30, 2018, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public to discuss our financial and operating results for the fourth quarter and year ended December 31, 2017. To participate in this conference call, dial (877) 270-2148 or (412) 902-6510 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the Alexandria Real Estate Equities, Inc. call. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, January 30, 2018. The replay number is (877) 344-7529 or (412) 317-0088, and the confirmation code is 10114665.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the fourth quarter and year ended December 31, 2017, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2017q4.pdf.

For any questions, please contact Joel S. Marcus, chairman, chief executive officer, and founder, at (626) 578-9693 or Dean A. Shigenaga, executive vice president, chief financial officer, and treasurer, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is an urban office real estate investment trust (“REIT”) uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $17.9 billion and an asset base in North America of 29.6 million SF as of December 31, 2017. The asset base in North America includes 22.0 million RSF of operating properties, including 1.7 million RSF of development and redevelopment of new Class A properties currently undergoing construction. Additionally, the asset base in North America includes 7.6 million SF of future development projects, including 1.6 million SF of near-term projects undergoing marketing for lease and pre-construction activities and 3.8 million SF of intermediate-term development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide its innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic risk capital to transformative life science and technology companies through its venture capital arm. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2018 earnings per share attributable to Alexandria’s common stockholders – diluted, 2018 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	8

Consolidated Statements of Income
December 31, 2017
(In thousands, except per share amounts)

	Three Months Ended						Year Ended
	12/31/17		9/30/17	6/30/17	3/31/17	12/31/16	12/31/17	12/31/16
Revenues:
Rental	$228,025		$216,021	$211,942	$207,193	$187,315	$863,181	$673,820
Tenant recoveries	70,270		67,058	60,470	61,346	58,270	259,144	223,655
Other income	496	(1)	2,291	647	2,338	3,577	5,772	24,231
Total revenues	298,791		285,370	273,059	270,877	249,162	1,128,097	921,706

Expenses:
Rental operations	88,073		83,469	76,980	77,087	73,244	325,609	278,408
General and administrative	18,910		17,636	19,234	19,229	17,458	75,009	63,884
Interest	36,082		31,031	31,748	29,784	31,223	128,645	106,953
Depreciation and amortization	107,714		107,788	104,098	97,183	95,222	416,783	313,390
Impairment of real estate	—		—	203	—	16,024	203	209,261
Loss on early extinguishment of debt	2,781		—	—	670	—	3,451	3,230
Total expenses	253,560		239,924	232,263	223,953	233,171	949,700	975,126

Equity in earnings (losses) of unconsolidated real estate joint ventures	376		14,100	589	361	86	15,426	(184)
Gain on sales of real estate – rental properties	—		—	—	270	3,715	270	3,715
Gain on sales of real estate – land parcels	—		—	111	—	—	111	90
Net income (loss)	45,607		59,546	41,496	47,555	19,792	194,204	(49,799)
Net income attributable to noncontrolling interests	(6,219)		(5,773)	(7,275)	(5,844)	(4,488)	(25,111)	(16,102)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s stockholders	39,388		53,773	34,221	41,711	15,304	169,093	(65,901)
Dividends on preferred stock	(1,302)		(1,302)	(1,278)	(3,784)	(3,835)	(7,666)	(20,223)
Preferred stock redemption charge	—		—	—	(11,279)	(35,653)	(11,279)	(61,267)
Net income attributable to unvested restricted stock awards	(1,255)		(1,198)	(1,313)	(987)	(943)	(4,753)	(3,750)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$36,831		$51,273	$31,630	$25,661	$(25,127)	$145,395	$(151,141)

Net income (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$0.39		$0.55	$0.35	$0.29	$(0.31)	$1.59	$(1.99)
Diluted	$0.38		$0.55	$0.35	$0.29	$(0.31)	$1.58	$(1.99)

Weighted-average shares of common stock outstanding:
Basic	95,138		92,598	90,215	88,147	80,800	91,546	76,103
Diluted	95,914		93,296	90,745	88,200	80,800	92,063	76,103

Dividends declared per share of common stock	$0.90		$0.86	$0.86	$0.83	$0.83	$3.45	$3.23

(1)	Includes an impairment charge of $3.8 million related to one publicly traded non-real estate investment.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	9

Consolidated Balance Sheets
December 31, 2017
(In thousands)

	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16
Assets
Investments in real estate	$10,298,019	$10,046,521	$9,819,413	$9,470,667	$9,077,972
Investments in unconsolidated real estate joint ventures	110,618	33,692	58,083	50,457	50,221
Cash and cash equivalents	254,381	118,562	124,877	151,209	125,032
Restricted cash	22,805	27,713	20,002	18,320	16,334
Tenant receivables	10,262	9,899	8,393	9,979	9,744
Deferred rent	434,731	402,353	383,062	364,348	335,974
Deferred leasing costs	221,430	208,265	201,908	202,613	195,937
Investments	523,254	485,262	424,920	394,471	342,477
Other assets	228,453	213,056	205,009	206,562	201,197
Total assets	$12,103,953	$11,545,323	$11,245,667	$10,868,626	$10,354,888

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$771,061	$1,153,890	$1,127,348	$1,083,758	$1,011,292
Unsecured senior notes payable	3,395,804	2,801,290	2,800,398	2,799,508	2,378,262
Unsecured senior line of credit	50,000	314,000	300,000	—	28,000
Unsecured senior bank term loans	547,942	547,860	547,639	547,420	746,471
Accounts payable, accrued expenses, and tenant security deposits	763,832	740,070	734,189	782,637	731,671
Dividends payable	92,145	83,402	81,602	78,976	76,914
Preferred stock redemption liability	—	—	—	130,000	—
Total liabilities	5,620,784	5,640,512	5,591,176	5,422,299	4,972,610

Commitments and contingencies

Redeemable noncontrolling interests	11,509	11,418	11,410	11,320	11,307

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
7.00% Series D cumulative convertible preferred stock	74,386	74,386	74,386	74,386	86,914
6.45% Series E cumulative redeemable preferred stock	—	—	—	—	130,000
Common stock	998	943	921	899	877
Additional paid-in capital	5,824,258	5,287,777	5,059,180	4,855,686	4,672,650
Accumulated other comprehensive income	50,024	43,864	22,677	21,460	5,355
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	5,949,666	5,406,970	5,157,164	4,952,431	4,895,796
Noncontrolling interests	521,994	486,423	485,917	482,576	475,175
Total equity	6,471,660	5,893,393	5,643,081	5,435,007	5,370,971
Total liabilities, noncontrolling interests, and equity	$12,103,953	$11,545,323	$11,245,667	$10,868,626	$10,354,888

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	10

Funds From Operations and Funds From Operations per Share
December 31, 2017
(In thousands, except per share amounts)

The following tables present a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, and related per share amounts. Amounts allocable to unvested restricted stock awards are not material and are not presented separately within the per share table below. Per share amounts may not add due to rounding.

	Three Months Ended						Year Ended
	12/31/17		9/30/17	6/30/17	3/31/17	12/31/16	12/31/17	12/31/16
Net income (loss) attributable to Alexandria’s common stockholders	$36,831		$51,273	$31,630	$25,661	$(25,127)	$145,395	$(151,141)
Depreciation and amortization	107,714		107,788	104,098	97,183	95,222	416,783	313,390
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(3,777)		(3,608)	(3,735)	(3,642)	(2,598)	(14,762)	(9,349)
Our share of depreciation and amortization from unconsolidated real estate JVs	432		383	324	412	655	1,551	2,707
Gain on sales of real estate – rental properties	—		—	—	(270)	(3,715)	(270)	(3,715)
Our share of gain on sales of real estate from unconsolidated real estate JVs	—		(14,106)	—	—	—	(14,106)	—
Gain on sales of real estate – land parcels	—		—	(111)	—	—	(111)	(90)
Impairment of real estate – rental properties	—		—	203	—	3,506	203	98,194
Allocation to unvested restricted stock awards	(734)		(957)	(685)	(561)	—	(2,920)	—
Funds from operations attributable to Alexandria’s common stockholders – diluted(1)	140,466		140,773	131,724	118,783	67,943	531,763	249,996
Non-real estate investment income	—		—	—	—	—	—	(4,361)
Impairment of land parcels and non-real estate investments	3,805	(2)	—	4,491	—	12,511	8,296	113,539
Loss on early extinguishment of debt	2,781		—	—	670	—	3,451	3,230
Preferred stock redemption charge	—		—	—	11,279	35,653	11,279	61,267
Allocation to unvested restricted stock awards	(94)		—	(58)	(150)	(605)	(321)	(2,356)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$146,958		$140,773	$136,157	$130,582	$115,502	$554,468	$421,315

Net income (loss) per share attributable to Alexandria’s common stockholders	$0.38	$0.55	$0.35	$0.29	$(0.31)	$1.58	$(1.99)
Depreciation and amortization	1.08	1.11	1.10	1.06	1.15	4.35	4.02
Gain on sales of real estate – rental properties	—	—	—	—	(0.05)	—	(0.05)
Our share of gain on sales of real estate from unconsolidated real estate JVs	—	(0.15)	—	—	—	(0.15)	—
Impairment of real estate – rental properties	—	—	—	—	0.05	—	1.29
Funds from operations per share attributable to Alexandria’s common stockholders – diluted(1)	1.46	1.51	1.45	1.35	0.84	5.78	3.27
Non-real estate investment income	—	—	—	—	—	—	(0.06)
Impairment of land parcels and non-real estate investments	0.04	—	0.05	—	0.15	0.09	1.47
Loss on early extinguishment of debt	0.03	—	—	0.01	—	0.03	0.04
Preferred stock redemption charge	—	—	—	0.12	0.43	0.12	0.79
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.53	$1.51	$1.50	$1.48	$1.42	$6.02	$5.51

Weighted-average shares of common stock outstanding for calculating funds from operations per share and funds from operations, as adjusted, per share – diluted	95,914	93,296	90,745	88,200	81,280	92,063	76,412

(1)
Calculated in accordance with standards established by the Advisory Board of Governors of the National Association of Real Estate Investment Trusts (the “Nareit Board of Governors”) in its April 2002 White Paper and related implementation guidance.

(2)	Related to one publicly traded non-real estate investment.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	11

SUPPLEMENTAL
INFORMATION

Company Profile
December 31, 2017

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is an urban office REIT uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $17.9 billion and an asset base in North America of 29.6 million SF as of December 31, 2017. The asset base in North America includes 22.0 million RSF of operating properties, including 1.7 million RSF of development and redevelopment of new Class A properties currently undergoing construction. Additionally, the asset base in North America includes 7.6 million SF of future development projects, including 1.6 million SF of near-term projects undergoing marketing for lease and pre-construction activities and 3.8 million SF of intermediate-term development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide its innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic risk capital to transformative life science and technology companies through its venture capital arm. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 55% of our annual rental revenue generated from investment-grade or large cap tenants. The impressive quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating highly dynamic and collaborative campuses in key urban life science and technology cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in its niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science and technology communities in their respective urban innovation clusters. We believe that our expertise, experience, reputation, and key relationships in the real estate, life science, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Alexandria’s executive and senior management team consists of 30 individuals, averaging 26 years of real estate experience, including 13 years with Alexandria. Our executive management team alone averages 18 years of experience with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Dean A. Shigenaga
Executive Vice President Chief Financial Officer & Treasurer
Thomas J. Andrews
Executive Vice President Regional Market Director – Greater Boston
Jennifer J. Banks
Executive Vice President General Counsel & Corporate Secretary
Vincent R. Ciruzzi
Chief Development Officer
John H. Cunningham
Executive Vice President Regional Market Director – New York City
Peter M. Moglia
Chief Investment Officer
Stephen A. Richardson
Chief Operating Officer & Regional Market Director – San Francisco
Daniel J. Ryan
Executive Vice President Regional Market Director – San Diego & Strategic Operations

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	13

Investor Information
December 31, 2017

Corporate Headquarters	New York Stock Exchange Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	Common stock: ARE	Phone:	(626) 396-4828
Pasadena, California 91101	7.00% Series D preferred stock: ARE PRD	Email:	corporateinformation@are.com
		Web:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or its management. Alexandria does not by its reference or distribution of the information below imply its endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	RBC Capital Markets
Jamie Feldman / Jeffrey Spector	Michael Bilerman / Emmanuel Korchman	Anthony Paolone / Patrice Chen	Michael Carroll / Brian Hawthorne
(646) 855-5808 / (646) 855-1363	(212) 816-1383 / (212) 816-1382	(212) 622-6682 / (212) 622-1893	(440) 715-2649 / (440) 715-2653

Barclays Capital Inc.	Evercore ISI	Mitsubishi UFJ Securities (USA), Inc.	Robert W. Baird & Co. Incorporated
Ross Smotrich / Trevor Young	Sheila McGrath / Nathan Crossett	Karin Ford / Jason Twizell	David Rodgers / Richard Schiller
(212) 526-2306 / (212) 526-3098	(212) 497-0882 / (212) 497-0870	(212) 405-7349 / (212) 405-7160	(216) 737-7341 / (312) 609-5485

BTIG, LLC	Green Street Advisors, Inc.	Mizuho Securities USA Inc.	UBS Securities LLC
Tom Catherwood / James Sullivan	Jed Reagan / Daniel Ismail	Richard Anderson / Zachary Silverberg	Nick Yulico / Frank Lee
(212) 738-6140 / (212) 738-6139	(949) 640-8780 / (949) 640-8780	(212) 205-8445 / (212) 205-7855	(212) 713-3402 / (415) 352-5679

CFRA	JMP Securities – JMP Group, Inc.
Kenneth Leon	Peter Martin / Brian Riley
(212) 438-4638	(415) 835-8904 / (415) 835-8908

Fixed Income Coverage		Rating Agencies
J.P. Morgan Securities LLC	Wells Fargo & Company	Moody’s Investors Service	S&P Global Ratings
Mark Streeter / Jonathan Rau	Thierry Perrein / Kevin McClure	Thuy Nguyen / Reed Valutas	Fernanda Hernandez / Anita Ogbara
(212) 834-5086 / (212) 834-5237	(704) 410-3262 / (704) 410-3252	(212) 553-7168 / (212) 553-4169	(212) 438-1347 / (212) 438-5077

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	14

High-Quality, Diverse, and Innovative Tenants
December 31, 2017

Cash Flows from High-Quality, Diverse, and Innovative Tenants

Investment-Grade or Large Cap Tenants	Tenant Mix

Public
Biotechnology
26%
Life Science
Product, Service,
and Device
18%
Private
Biotechnology
8%
Technology
(74% from Leading
Technology Entities(2))
11%
Other
3%
Institutional
(Academic/Medical,
Non-Profit, and
U.S. Government)
12%
Multinational
Pharmaceutical
22%

55%

of ARE’s Total
Annual Rental Revenue(1)

A REIT Industry-Leading Tenant Roster	Percentage of ARE’s Annual Rental Revenue(1)

(1)	Represents annual rental revenue in effect as of December 31, 2017.

(2)	Leading technology entities represent investment-grade or large cap (public or private) entities.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	15

Class A Properties in AAA Locations
December 31, 2017

High-Quality Cash Flows from Class A Properties in AAA Locations

Class A Properties in AAA Locations	AAA Locations

San Francisco
23%
New York City
7%
Greater Boston
38%
16%
San Diego
5%
Seattle
6%
Maryland
2%
3%
Other Markets
Research Triangle Park

80%

of ARE’s
Annual Rental Revenue(1)

Percentage of ARE’s Annual Rental Revenue(1)

(1)	Represents annual rental revenue in effect as of December 31, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	16

Occupancy
December 31, 2017

Solid Demand for Class A Properties in AAA Locations
Drives Solid Occupancy

Solid Historical Occupancy(1)	Occupancy across Key Locations

96.8%
96.6%
99.6%
99.8%
94.5%
97.7%
95.2%
98.1%
North America
Greater Boston
San Francisco
New York City
San Diego
Seattle
Maryland
Research Triangle Park

95%

Over 10 Years

Occupancy of Operating Properties
as of December 31, 2017

(1)	Average occupancy of operating properties in North America as of each December 31 for the last 10 years.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	17

Financial and Asset Base Highlights
December 31, 2017
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16
Selected financial data from consolidated financial statements and related information
Adjusted EBITDA – quarter annualized	$817,392	$773,828	$755,048	$723,764	$662,836
Adjusted EBITDA – trailing 12 months	$767,508	$728,869	$689,079	$650,579	$610,839
Adjusted EBITDA margins	68%	68%	68%	67%	67%
Operating margins	71%	71%	72%	72%	71%

Net debt at end of period	$4,516,672	$4,698,568	$4,660,216	$4,292,773	$4,052,576
Net debt to Adjusted EBITDA – quarter annualized	5.5x	6.1x	6.2x	5.9x	6.1x
Net debt to Adjusted EBITDA – trailing 12 months	5.9x	6.4x	6.8x	6.6x	6.6x
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.6x	6.2x	6.3x	6.0x	6.4x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	6.0x	6.5x	6.9x	6.7x	7.0x

Fixed-charge coverage ratio – quarter annualized	4.2x	4.1x	4.1x	4.1x	3.8x
Fixed-charge coverage ratio – trailing 12 months	4.1x	4.0x	3.9x	3.8x	3.6x
Unencumbered net operating income as a percentage of total net operating income	86%	81%	81%	81%	82%

Closing stock price at end of period	$130.59	$118.97	$120.47	$110.52	$111.13
Common shares outstanding (in thousands) at end of period	99,784	94,325	92,098	89,884	87,666
Total equity capitalization at end of period	$13,140,843	$11,328,163	$11,202,668	$10,037,702	$9,991,832
Total market capitalization at end of period	$17,905,650	$16,145,203	$15,978,053	$14,468,388	$14,155,857

Dividend per share – quarter/annualized	$0.90/$3.60	$0.86/$3.44	$0.86/$3.44	$0.83/$3.32	$0.83/$3.32
Dividend payout ratio for the quarter	61%	58%	58%	57%	63%
Dividend yield – annualized	2.8%	2.9%	2.9%	3.0%	3.0%

General and administrative expense as a percentage of total assets – trailing 12 months	0.6%	0.6%	0.6%	0.6%	0.6%
General and administrative expense as a percentage of total revenues – trailing 12 months	6.6%	6.8%	7.0%	7.0%	6.9%

Capitalized interest	$12,897	$17,092	$15,069	$13,164	$11,659
Weighted-average interest rate for capitalization of interest during period	3.89%	3.96%	3.98%	3.95%	3.72%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	18

Financial and Asset Base Highlights (continued)
December 31, 2017
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$33,281	$20,865	$17,905	$35,592	$20,993
Amortization of acquired below-market leases	$4,147	$4,545	$5,004	$5,359	$2,818
Straight-line rent expense on ground leases	$205	$206	$201	$198	$557
Stock compensation expense	$6,961	$7,893	$5,504	$5,252	$6,426
Amortization of loan fees	$2,571	$2,840	$2,843	$2,895	$3,080
Amortization of debt premiums	$639	$652	$625	$596	$383
Non-revenue-enhancing capital expenditures:
Building improvements	$2,469	$2,453	$1,840	$1,138	$2,135
Tenant improvements and leasing commissions	$9,578	$9,976	$9,389	$18,377	$11,614

Operating statistics and related information (at end of period)
Number of properties – North America	213	206	202	199	199
RSF (including development and redevelopment projects under construction) – North America	21,981,133	20,642,042	20,567,473	20,084,195	19,869,729
Total square feet – North America	29,563,221	28,583,747	28,351,518	28,176,780	25,162,360
Annual rental revenue per occupied RSF – North America	$48.01	$47.19	$46.55	$45.94	$45.15
Occupancy of operating properties – North America	96.8%	96.1%	95.7%	95.5%	96.6%
Occupancy of operating and redevelopment properties – North America	94.7%	93.9%	94.0%	94.7%	95.7%
Weighted average remaining lease term (in years)	8.9	8.8	8.8	9.0	8.8

Total leasing activity – RSF	1,379,699	786,925	1,081,777	1,320,781	1,501,376
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	24.8%	24.2%	23.2%	27.8%	25.8%
Rental rate increases (cash basis)	10.4%	10.0%	9.4%	17.7%	9.5%
RSF (included in total leasing activity above)	593,622	448,472	604,142	878,863	671,222

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	4.5%	2.2%	1.8%	2.6%	3.2%
Net operating income increase (cash basis)	12.5%	7.8%	7.0%	5.5%	4.9%

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Key Operating Metrics
December 31, 2017

Favorable Lease Structure(1)		Same Property Net Operating Income Growth

Stable cash flows
Percentage of triple net leases	97%
Increasing cash flows
Percentage of leases containing annual rent escalations	95%
Lower capex burden
Percentage of leases providing for the recapture of capital expenditures	94%

Margins(2)		Rental Rate Growth: Renewed/Re-Leased Space

Adjusted EBITDA	Operating
68%	71%

(1)	Percentages calculated based on RSF as of December 31, 2017.

(2)	Represents the three months ended December 31, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	20

Same Property Performance
December 31, 2017
(Dollars in thousands)

Same Property Financial Data	4Q17	2017	Same Property Statistical Data	4Q17	2017
Percentage change over comparable period from prior year:			Number of same properties	169	166
Net operating income increase	4.5%	3.1%	Rentable square feet	15,177,562	14,414,434
Net operating income increase (cash basis)	12.5%	6.8%	Occupancy – current-period average	96.3%	96.0%
Operating margin	71%	70%	Occupancy – same-period prior-year average	97.1%	97.2%

	Three Months Ended December 31,				Year Ended December 31,
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change

Same properties	$176,897	$171,003	$5,894	3.4%	$613,866	$596,898	$16,968	2.8%
Non-same properties	51,128	16,312	34,816	213.4	249,315	76,922	172,393	224.1
Total rental	228,025	187,315	40,710	21.7	863,181	673,820	189,361	28.1

Same properties	60,568	54,688	5,880	10.8	209,273	202,565	6,708	3.3
Non-same properties	9,702	3,582	6,120	170.9	49,871	21,090	28,781	136.5
Total tenant recoveries	70,270	58,270	12,000	20.6	259,144	223,655	35,489	15.9

Same properties	141	39	102	261.5	447	117	330	282.1
Non-same properties	355	3,538	(3,183)	(90.0)	5,325	24,114	(18,789)	(77.9)
Total other income	496	3,577	(3,081)	(86.1)	5,772	24,231	(18,459)	(76.2)

Same properties	237,606	225,730	11,876	5.3	823,586	799,580	24,006	3.0
Non-same properties	61,185	23,432	37,753	161.1	304,511	122,126	182,385	149.3
Total revenues	298,791	249,162	49,629	19.9	1,128,097	921,706	206,391	22.4

Same properties	70,144	65,541	4,603	7.0	244,819	237,960	6,859	2.9
Non-same properties	17,929	7,703	10,226	132.8	80,790	40,448	40,342	99.7
Total rental operations	88,073	73,244	14,829	20.2	325,609	278,408	47,201	17.0

Same properties	167,462	160,189	7,273	4.5	578,767	561,620	17,147	3.1
Non-same properties	43,256	15,729	27,527	175.0	223,721	81,678	142,043	173.9
Net operating income	$210,718	$175,918	$34,800	19.8%	$802,488	$643,298	$159,190	24.7%

Net operating income – same properties	$167,462	$160,189	$7,273	4.5%	$578,767	$561,620	$17,147	3.1%
Straight-line rent revenue and amortization of acquired below-market leases	(10,162)	(20,330)	10,168	(50.0)	(19,176)	(37,424)	18,248	(48.8)
Net operating income – same properties (cash basis)	$157,300	$139,859	$17,441	12.5%	$559,591	$524,196	$35,395	6.8%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	21

Leasing Activity
December 31, 2017

	Three Months Ended				Year Ended				Year Ended
	December 31, 2017				December 31, 2017				December 31, 2016
(Dollars per RSF)	Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent		Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	24.8%		10.4%		25.1%		12.7%		27.6%		12.0%
New rates	$50.23		$47.17		$51.05		$47.99		$48.60		$45.83
Expiring rates	$40.25		$42.72		$40.80		$42.60		$38.09		$40.92
Rentable square footage	593,622				2,525,099				2,129,608
Tenant improvements/leasing commissions	$14.58				$18.74				$15.69
Weighted-average lease term	5.9 years				6.2 years				5.5 years

Developed/redeveloped/previously vacant space leased
New rates	$65.75	(2)	$58.94	(2)	$47.56	(2)	$42.93	(2)	$50.24		$38.72
Rentable square footage	786,077				2,044,083				1,260,459
Tenant improvements/leasing commissions	$10.61				$9.83				$12.42
Weighted-average lease term	11.1 years				10.1 years				32.6 years	(3)

Leasing activity summary (totals):
New rates	$59.07		$53.88		$49.49		$45.72		$49.21		$43.19
Rentable square footage	1,379,699				4,569,182	(4)			3,390,067
Tenant improvements/leasing commissions	$12.32				$14.75				$14.48
Weighted-average lease term	8.9 years				7.9 years				15.6 years

Lease expirations:(1)
Expiring rates	$39.06		$41.56		$39.99		$41.71		$36.70		$39.32
Rentable square footage	690,388				2,919,259				2,484,169

Leasing activity includes 100% of results for each property in which we have an investment in North America.

(1)	Excludes 25 month-to-month leases aggregating 37,006 RSF and 20 month-to-month leases aggregating 31,207 RSF as of December 31, 2017 and 2016, respectively.

(2)
New rental rates include 100% of the RSF and rates for the 520,988 RSF lease executed for the Phase II development project of our Menlo Gateway joint venture. Adjusting for our 21% ownership of the Menlo Gateway joint venture, our weighted-average new rental rates were $49.00 and $46.15 (cash basis) and $38.84 and $35.70 (cash basis) per RSF for 4Q17 and 2017, respectively.

(3)	2016 information includes the 75-year ground lease with Uber at 1455 and 1515 Third Street in our Mission Bay/SoMa submarket. The average lease term, excluding this ground lease was 10.7 years.

(4)
During 2017, we granted tenant concessions/free rent averaging 2.5 months with respect to the 4,569,182 RSF leased. Approximately 69% of the leases executed during 2017 did not include concessions for free rent.

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Contractual Lease Expirations
December 31, 2017

Year	Number of Leases	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Total Annual Rental Revenue
2018 (2)	98	1,282,567	6.6%	$41.57	5.8%
2019	85	1,349,444	6.9%	$40.34	5.9%
2020	102	1,682,954	8.6%	$38.27	7.0%
2021	88	1,741,892	8.9%	$41.83	7.9%
2022	81	1,429,544	7.3%	$45.13	7.0%
2023	50	1,855,662	9.5%	$43.13	8.7%
2024	32	1,402,704	7.2%	$48.47	7.4%
2025	22	698,697	3.6%	$47.72	3.6%
2026	17	729,295	3.7%	$44.38	3.5%
2027	24	1,834,072	9.4%	$44.39	8.8%
Thereafter	44	5,564,341	28.3%	$57.55	34.4%

Market	2018 Contractual Lease Expirations						Annual Rental Revenue (per RSF)(1)	2019 Contractual Lease Expirations						Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment		Remaining Expiring Leases	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment		Remaining Expiring Leases	Total

Greater Boston	37,850	73,516	—		187,598	298,964	$58.03	16,188	76,463	—		262,186	354,837	$50.85
San Francisco	32,488	—	345,811	(3)	66,903	445,202	35.32	24,612	—	—		155,604	180,216	43.12
New York City	15,517	3,827	—		12,184	31,528	N/A	—	—	—		32,399	32,399	N/A
San Diego	19,870	—	71,510	(4)	227,503	318,883	34.54	17,415	—	44,034	(5)	253,901	315,350	31.55
Seattle	2,468	—	—		6,272	8,740	52.56	1,283	—	—		212,010	213,293	43.67
Maryland	5,104	2,951	—		36,265	44,320	19.39	—	—	—		156,089	156,089	26.05
Research Triangle Park	3,088	18,833	—		38,399	60,320	26.29	—	—	—		40,235	40,235	20.25
Canada	—	—	—		63,465	63,465	19.38	—	—	—		6,562	6,562	22.16
Non-cluster markets	—	—	—		11,145	11,145	26.02	—	—	—		50,463	50,463	22.25
Total	116,385	99,127	417,321		649,734	1,282,567	$41.57	59,498	76,463	44,034		1,169,449	1,349,444	$40.34
Percentage of expiring leases	9%	8%	33%		50%	100%		4%	6%	3%		87%	100%

(1)	Represents amounts in effect as of December 31, 2017.

(2)	Excludes 25 month-to-month leases aggregating 37,006 RSF as of December 31, 2017.

(3)
Includes 195,000 RSF expiring in 1Q18 at 960 Industrial Road, a recently acquired property located in our Greater Stanford submarket, and 23,840 RSF expiring in 1Q18 at 201 Haskins Way, a recently acquired property in our South San Francisco submarket. We are pursuing entitlements aggregating 500,000 RSF for a multi-building development at 960 Industrial Road and entitlements aggregating 280,000 RSF at 201 Haskins Way. Also includes 126,971 RSF of office space targeted for redevelopment into office/laboratory space upon expiration of the existing lease in 3Q18 at 681 Gateway Boulevard in our South San Francisco submarket. Concurrent with our redevelopment, we anticipate expanding 681 Gateway Boulevard by an additional 15,000-30,000 RSF and expect initial occupancy in 2019.

(4)
Represents 71,510 RSF that expired in January 2018 at 9880 Campus Point Drive in our University Town Center submarket. We expect to demolish the existing R&D building and develop a 98,000 RSF Class A office/laboratory property.

(5)
Represents 44,034 RSF expiring in January 2019 at 4110 Campus Point Court, a recently acquired property in our University Town Center submarket, which we expect to redevelop into tech office or office/laboratory space.

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Top 20 Tenants
December 31, 2017
(Dollars in thousands)

84% of Top 20 Annual Rental Revenue from Investment-Grade or Large Cap Tenants

	Tenant	Remaining Lease Term in Years(1)		Aggregate RSF	Annual Rental Revenue(1)		Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Ratings

								Moody’s	S&P
1	Illumina, Inc.	12.6		891,495	$34,736		3.7%	—	BBB
2	Takeda Pharmaceutical Company Ltd.	12.3		386,111	30,522		3.3	A1	A-
3	Eli Lilly and Company	11.9		469,266	29,335		3.2	A2	AA-
4	Bristol-Myers Squibb Company	9.9		460,050	28,800		3.1	A2	A+
5	Novartis AG	8.9		377,831	28,630		3.1	Aa3	AA-
6	Sanofi	10.2		388,242	24,821		2.7	A1	AA
7	Uber Technologies, Inc.	74.9	(2)	422,980	22,150		2.4	(3)	(3)
8	New York University	12.7		209,224	20,718		2.2	Aa2	AA-
9	bluebird bio, Inc.	9.1		262,261	20,086		2.2	—	—
10	Stripe, Inc.	9.8		295,333	17,822		1.9	—	—
11	Roche	4.1		343,861	17,597		1.9	A1	AA
12	Amgen Inc.	6.3		407,369	16,838		1.8	Baa1	A
13	Massachusetts Institute of Technology	7.5		256,126	16,729		1.8	Aaa	AAA
14	Celgene Corporation	5.7		360,014	15,271		1.6	Baa2	BBB+
15	United States Government	7.6		264,358	15,018		1.6	Aaa	AA+
16	FibroGen, Inc.	5.9		234,249	14,198		1.5	—	—
17	Juno Therapeutics, Inc.	11.3		266,794	13,815		1.5	—	—
18	Biogen Inc.	10.8		305,212	13,278		1.4	Baa1	A-
19	Facebook, Inc.	11.8		382,883	12,718	(4)	1.4	(3)	(3)
20	Pinterest, Inc.	15.2		148,146	12,015		1.3	(3)	(3)
	Total/weighted average	13.4	(2)	7,131,805	$405,097		43.6%

(1)	Based on aggregate annual rental revenue in effect as of December 31, 2017.

(2)
Represents a ground lease with Uber at 1455 and 1515 Third Street in our Mission Bay/SoMa submarket. Excluding the ground lease, the weighted-average remaining lease term for our top 20 tenants was 9.9 years as of

December 31, 2017.

(3)	Tenant with market capitalization (public or private) greater than $10 billion as of December 31, 2017.

(4)
Includes annual rental revenue based upon our 21% equity interest as of 4Q17 in the 251,995 RSF Phase I property of our Menlo Gateway joint venture. Our equity interest in this project will increase to 49% by 1Q19.

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Summary of Properties and Occupancy
December 31, 2017
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	6,135,551	255,155	59,173	6,449,879	29%	54	$356,178	38%	$61.05
San Francisco	4,604,736	1,020,918	—	5,625,654	26	39	216,765	23	49.37
New York City	727,674	—	—	727,674	3	2	63,325	7	87.20
San Diego	4,107,487	—	163,648	4,271,135	19	53	151,871	16	39.12
Seattle	1,037,920	—	—	1,037,920	5	11	48,720	5	48.03
Maryland	2,079,450	—	45,039	2,124,489	10	29	51,931	6	26.23
Research Triangle Park	1,043,726	—	175,000	1,218,726	6	16	26,544	3	25.93
Canada	256,967	—	—	256,967	1	3	6,652	1	26.00
Non-cluster markets	268,689	—	—	268,689	1	6	5,394	1	25.60
North America	20,262,200	1,276,073	442,860	21,981,133	100%	213	$927,380	100%	$48.01

See our “Definitions and Reconciliations” for additional information.

Summary of occupancy

	Operating Properties			Operating and Redevelopment Properties
Market	12/31/17	9/30/17	12/31/16	12/31/17	9/30/17	12/31/16
Greater Boston	96.6%	95.9%	96.2%	95.7%	95.0%	96.2%
San Francisco	99.6	100.0	99.9	99.6	100.0	99.9
New York City	99.8	99.8	97.3	99.8	99.8	97.3
San Diego	94.5	92.4	94.3	90.9	88.6	90.4
Seattle	97.7	98.2	97.6	97.7	98.2	97.6
Maryland	95.2	93.6	95.8	93.2	91.6	95.8
Research Triangle Park	98.1	98.1	99.0	84.0	84.0	99.0
Subtotal	97.0	96.1	96.7	94.9	93.9	95.8
Canada	99.6	99.2	99.2	99.6	99.2	99.2
Non-cluster markets	78.4	88.6	87.7	78.4	88.6	87.7
North America	96.8%	96.1%	96.6%	94.7%	93.9%	95.7%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	25

Property Listing
December 31, 2017
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square
50, 60, 75/125, and 100 Binney Street, 161 First Street, 215 First Street, 150 Second Street, 300 Third Street, and 11 Hurley Street	1,990,476	91,155	—	2,081,631	9	$134,312	98.1%	98.1%
225 Binney Street (consolidated joint venture – 30% ownership)	305,212	—	—	305,212	1	13,278	100.0	100.0
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	86,607	99.9	99.9
100, 200, 300, 400, 500, 600, and 700 Technology Square
Alexandria Center® at One Kendall Square	644,771	164,000	—	808,771	10	48,456	94.6	94.6
One Kendall Square – Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, 2000, and 399 Binney Street
480 and 500 Arsenal Street	234,260	—	—	234,260	2	10,532	100.0	100.0
640 Memorial Drive	225,504	—	—	225,504	1	13,771	100.0	100.0
780 and 790 Memorial Drive	99,658	—	—	99,658	2	7,432	100.0	100.0
167 Sidney Street and 99 Erie Street	54,549	—	—	54,549	2	3,735	100.0	100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	620	100.0	100.0
Cambridge/Inner Suburbs	4,761,374	255,155	—	5,016,529	35	318,743	98.5	98.5
Longwood Medical Area
360 Longwood Avenue (unconsolidated joint venture – 27.5% ownership)	210,709	—	—	210,709	1	2,788	60.3	60.3
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	10,478	95.6	95.6
3 and 6/8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35 and 45/47 Wiggins Avenue, and 60 Westview Street
225, 266, and 275 Second Avenue	258,444	—	59,173	317,617	3	10,989	100.0	81.4
19 Presidential Way	144,892	—	—	144,892	1	3,907	74.4	74.4
100 Beaver Street	82,330	—	—	82,330	1	3,149	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	1,167	100.0	100.0
Route 128	855,818	—	59,173	914,991	14	29,690	93.9	87.8
Route 495
111 and 130 Forbes Boulevard	155,846	—	—	155,846	2	1,543	100.0	100.0
20 Walkup Drive	91,045	—	—	91,045	1	649	100.0	100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0	100.0
Route 495	307,650	—	—	307,650	4	4,957	100.0	100.0
Greater Boston	6,135,551	255,155	59,173	6,449,879	54	$356,178	96.6%	95.7%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	26

Property Listing (continued)
December 31, 2017
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Francisco
Mission Bay/SoMa
409 and 499 Illinois Street (consolidated joint venture – 60% ownership)	455,069	—	—	455,069	2	$28,584	100.0%	100.0%
1455 and 1515 Third Street	422,980	—	—	422,980	2	22,150	100.0	100.0
510 Townsend Street	295,333	—	—	295,333	1	17,822	100.0	100.0
88 Bluxome Street	232,470	—	—	232,470	1	3,813	100.0	100.0
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	12,201	100.0	100.0
1500 Owens Street (consolidated joint venture – 50.1% ownership)	158,267	—	—	158,267	1	7,712	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	10,893	100.0	100.0
505 Brannan Street (consolidated joint venture – 99.7% ownership)	148,146	—	—	148,146	1	12,015	100.0	100.0
Mission Bay/SoMa	2,080,003	—	—	2,080,003	10	115,190	100.0	100.0
South San Francisco
213, 249, 259, 269, and 279 East Grand Avenue	407,369	499,930	—	907,299	5	16,838	100.0	100.0
Alexandria Technology Center® – Gateway	619,037	—	—	619,037	7	28,128	97.4	97.4
600, 630, 650, 681, 701, 901, and 951 Gateway Boulevard
400 and 450 East Jamie Court and 201 Haskins Way	186,875	—	—	186,875	3	7,755	100.0	100.0
500 Forbes Boulevard	155,685	—	—	155,685	1	6,619	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	5,340	100.0	100.0
341 and 343 Oyster Point Boulevard	107,960	—	—	107,960	2	4,479	100.0	100.0
849 Mitten Road	103,857	—	—	103,857	1	3,411	100.0	100.0
South San Francisco	1,717,178	499,930	—	2,217,108	20	72,570	99.1	99.1
Greater Stanford
Menlo Gateway (unconsolidated joint venture)(1)	251,995	520,988	—	772,983	3	4,015	100.0	100.0
100 Independence Drive and 125 and 135 Constitution Drive
960 Industrial Road	195,000	—	—	195,000	1	4,875	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3165 Porter Drive	91,644	—	—	91,644	1	3,885	100.0	100.0
1450 Page Mill Road	77,634	—	—	77,634	1	8,009	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	2,211	100.0	100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,753	100.0	100.0
Greater Stanford	807,555	520,988	—	1,328,543	9	29,005	100.0	100.0
San Francisco	4,604,736	1,020,918	—	5,625,654	39	216,765	99.6	99.6

New York City
Manhattan
Alexandria Center® for Life Science	727,674	—	—	727,674	2	63,325	99.8	99.8
430 and 450 East 29th Street
New York City	727,674	—	—	727,674	2	$63,325	99.8%	99.8%

(1) See page 5 of our Earnings Press Release for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	27

Property Listing (continued)
December 31, 2017
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Diego
Torrey Pines
ARE Spectrum	336,461	—	—	336,461	3	$17,352	100.0%	100.0%
3215 Merryfield Row and 3013 and 3033 Science Park Road
ARE Torrey Ridge	294,993	—	—	294,993	3	11,506	76.4	76.4
10578, 10614, and 10628 Science Center Drive
ARE Sunrise	236,082	—	—	236,082	3	9,401	100.0	100.0
10931/10933 and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
ARE Nautilus	223,751	—	—	223,751	4	8,878	88.9	88.9
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
3545 Cray Court	116,556	—	—	116,556	1	4,827	100.0	100.0
11119 North Torrey Pines Road	72,506	—	—	72,506	1	3,409	100.0	100.0
Torrey Pines	1,280,349	—	—	1,280,349	15	55,373	92.6	92.6
University Town Center
5200 Illumina Way	792,687	—	—	792,687	6	28,738	100.0	100.0
Campus Pointe by Alexandria
10290 and 10300 Campus Point Drive and 4110 Campus Point Court (consolidated joint venture – 55% ownership)	798,799	—	—	798,799	3	32,236	95.6	95.6
9880 Campus Point Drive	71,510	—	—	71,510	1	2,774	100.0	100.0
ARE Towne Centre
9363, 9373, and 9393 Towne Centre Drive	140,398	—	—	140,398	3	3,419	100.0	100.0
9625 Towne Centre Drive (consolidated joint venture)(1)	—	—	163,648	163,648	1	—	N/A	—
ARE Esplanade	241,963	—	—	241,963	4	10,036	100.0	100.0
4755, 4757, and 4767 Nexus Center Drive and 4796 Executive Drive
University Town Center	2,045,357	—	163,648	2,209,005	18	77,203	98.3	91.0
Sorrento Mesa
5810/5820 and 6138/6150 Nancy Ridge Drive	138,970	—	—	138,970	2	3,950	100.0	100.0
ARE Portola	105,812	—	—	105,812	3	2,057	69.0	69.0
6175, 6225, and 6275 Nancy Ridge Drive
10121 and 10151 Barnes Canyon Road	102,392	—	—	102,392	2	2,681	100.0	100.0
7330 Carroll Road	66,244	—	—	66,244	1	2,431	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	993	100.0	100.0
Sorrento Mesa	447,235	—	—	447,235	9	12,112	92.7	92.7
Sorrento Valley
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,655	—	—	121,655	6	3,022	92.8	92.8
3985, 4025, 4031, and 4045 Sorrento Valley Boulevard	103,111	—	—	103,111	4	1,189	48.2	48.2
Sorrento Valley	224,766	—	—	224,766	10	4,211	72.3	72.3
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,972	100.0	100.0
San Diego	4,107,487	—	163,648	4,271,135	53	$151,871	94.5%	90.9%
(1) This property is owned by a consolidated real estate joint venture. As of 4Q17, we hold an ownership interest of 64.1% in this joint venture. TIAA’s initial ownership interest of 35.9% as of 4Q17 is expected to increase to 49.9% by the end of 2Q18 as TIAA contributes additional amounts to fund future construction.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	28

Property Listing (continued)
December 31, 2017
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Seattle
Lake Union
400 Dexter Avenue North	290,111	—	—	290,111	1	$14,803	98.0%	98.0%
1201 and 1208 Eastlake Avenue East	203,369	—	—	203,369	2	8,748	100.0	100.0
1616 Eastlake Avenue East	168,708	—	—	168,708	1	8,215	95.6	95.6
1551 Eastlake Avenue East	117,482	—	—	117,482	1	4,841	100.0	100.0
199 East Blaine Street	115,084	—	—	115,084	1	6,196	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,842	100.0	100.0
1600 Fairview Avenue East	27,991	—	—	27,991	1	1,124	100.0	100.0
Lake Union	953,450	—	—	953,450	8	45,769	98.6	98.6
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,724	—	—	36,724	2	1,112	71.8	71.8
Elliott Bay	84,470	—	—	84,470	3	2,951	87.7	87.7
Seattle	1,037,920	—	—	1,037,920	11	48,720	97.7	97.7

Maryland
Rockville
9800, 9900, and 9920 Medical Center Drive	341,169	—	45,039	386,208	6	13,176	100.0	88.3
1330 Piccard Drive	131,511	—	—	131,511	1	3,065	87.5	87.5
1500 and 1550 East Gude Drive	90,489	—	—	90,489	2	1,681	100.0	100.0
14920 and 15010 Broschart Road	86,703	—	—	86,703	2	2,231	100.0	100.0
1405 Research Boulevard	71,669	—	—	71,669	1	2,310	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,396	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,329	100.0	100.0
5 Research Court	49,160	—	—	49,160	1	—	—	—
Rockville	883,738	—	45,039	928,777	15	26,188	92.6	88.1
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	377,401	—	—	377,401	4	8,093	91.1	91.1
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	237,137	—	—	237,137	5	6,278	100.0	100.0
708 Quince Orchard Road, 1300 Quince Orchard Boulevard, and 19, 20, and 22 Firstfield Road
401 Professional Drive	63,154	—	—	63,154	1	1,472	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,082	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	755,642	—	—	755,642	12	18,116	95.5	95.5
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,489	100.0	100.0
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,079,450	—	45,039	2,124,489	29	$51,931	95.2%	93.2%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	29

Property Listing (continued)
December 31, 2017
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Research Triangle Park
Research Triangle Park
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	$3,388	91.0%	91.0%
100, 800, and 801 Capitola Drive
Alexandria Center® for AgTech – RTP	—	—	175,000	175,000	1	—	N/A	—
5 Laboratory Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,607	100.0	100.0
Alexandria Innovation Center® – Research Triangle Park	135,677	—	—	135,677	3	3,360	99.2	99.2
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,787	97.7	97.7
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,680	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,379	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,148	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	856	100.0	100.0
6101 Quadrangle Drive	30,122	—	—	30,122	1	539	100.0	100.0
Research Triangle Park	1,043,726	—	175,000	1,218,726	16	26,544	98.1	84.0

Canada	256,967	—	—	256,967	3	6,652	99.6	99.6

Non-cluster markets	268,689	—	—	268,689	6	5,394	78.4	78.4

Total – North America	20,262,200	1,276,073	442,860	21,981,133	213	$927,380	96.8%	94.7%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	30

Disciplined Management of Ground-Up Developments
December 31, 2017

Represents pre-leased percentage at commencement of vertical construction since January 1, 2008.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	31

Investments in Real Estate
December 31, 2017
(Dollars in thousands)

	Investments in Real Estate	Square Feet
		Consolidated	Unconsolidated(1)	Total

Investments in real estate:
Rental properties	$11,092,815	19,799,496	462,704	20,262,200

Development and redevelopment of new Class A properties:
Undergoing construction – target delivery in 2018–2020
Development projects	310,825	755,085	520,988	1,276,073
Redevelopment projects	72,282	442,860	—	442,860
		1,197,945	520,988	1,718,933

		20,997,441	983,692	21,981,133

Near-term projects undergoing marketing and pre-construction – target delivery in 2019 and 2020	163,764	1,015,000	580,000	1,595,000
Intermediate-term development projects	408,347	3,798,961	—	3,798,961
Future development projects	96,112	2,639,437	—	2,639,437
Portion of developable square feet that will replace existing RSF included in rental properties(2)	N/A	(451,310)	—	(451,310)
		7,002,088	580,000	7,582,088

Gross investments in real estate	12,144,145	27,999,529	1,563,692	29,563,221

Less: accumulated depreciation	(1,875,810)
Net investments in real estate – North America	10,268,335
Net investments in real estate – Asia	29,684
Investments in real estate	$10,298,019

(1)	Our share of the cost basis associated with unconsolidated square feet is classified in investments in unconsolidated real estate joint ventures in our consolidated balance sheets.

(2)	See footnotes 5, 7, and 8 on page 40.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	32

Development and Redevelopment of New Class A Properties: 2017 Deliveries

December 31, 2017

100 Binney Street	510 Townsend Street	505 Brannan Street, Phase I
Greater Boston/Cambridge	San Francisco/Mission Bay/SoMa	San Francisco/Mission Bay/SoMa
341,776 RSF	295,333 RSF	148,146 RSF
Bristol-Myers Squibb Company Facebook, Inc.	Stripe, Inc.	Pinterest, Inc.

ARE Spectrum	5200 Illumina Way, Parking Structure	400 Dexter Avenue North
San Diego/Torrey Pines	San Diego/University Town Center	Seattle/Lake Union
336,461 RSF	N/A	290,111 RSF
The Medicines Company Celgene Corporation Wellspring Biosciences LLC Vertex Pharmaceuticals Incorporated	Illumina, Inc.	Juno Therapeutics, Inc. ClubCorp Holdings, Inc.

RSF represents the cumulative RSF placed into service as of 4Q17, including RSF that have been placed into service prior to January 1, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	33

Development and Redevelopment of New Class A Properties: 2017 Deliveries (continued)
December 31, 2017
(Dollars in thousands)

Property/Market/Submarket	Our Ownership Interest	Date Delivered	RSF in Service						Total Project			Unlevered Yields
			Prior to 1/1/17	Placed into Service				Total				Initial Stabilized	Initial Stabilized Cash Basis
				1Q17	2Q17	3Q17	4Q17		Leased	RSF	Investment
Consolidated development projects
100 Binney Street/Greater Boston/Cambridge	100%	9/21/17	—	—	—	341,776	—	341,776	100%	432,931	$439,000	8.2%	7.4%
510 Townsend Street/San Francisco/ Mission Bay/SoMa	100%	10/31/17	—	—	—	—	295,333	295,333	100%	295,333	$226,000	7.9%	7.5%
505 Brannan Street, Phase I/San Francisco/Mission Bay/SoMa	99.7%	10/10/17	—	—	—	—	148,146	148,146	100%	148,146	$140,000	8.5%	7.2%
ARE Spectrum/San Diego/Torrey Pines	100%	Various	102,938	31,336	31,664	—	170,523	336,461	98%	336,461	$277,000	6.4%	6.2%
5200 Illumina Way, Parking Structure/San Diego/University Town Center	100%	5/15/17	—	—	N/A	—	—	N/A	100%	N/A	$60,000	7.0%	7.0%
400 Dexter Avenue North/Seattle/Lake Union	100%	Various	—	241,276	—	17,620	31,215	290,111	100%	290,111	$223,000	7.0%	7.1%
Total			102,938	272,612	31,664	359,396	645,217	1,411,827

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	34

Development and Redevelopment of New Class A Properties: 2018–2020 Deliveries (Projects Undergoing Construction and Near-Term Projects Undergoing Marketing and Pre-Construction)

December 31, 2017

100 Binney Street	399 Binney Street	266 and 275 Second Avenue	1655 and 1715 Third Street
Greater Boston/Cambridge	Greater Boston/Cambridge	Greater Boston/Route 128	San Francisco/Mission Bay/SoMa
91,155 RSF	164,000 RSF	59,173 RSF	580,000 RSF
Foghorn Therapeutics, Inc. Sigilon Therapeutics, Inc. Tango Therapeutics, Inc. TCR[2] Therapeutics, Inc.	Rubius Therapeutics, Inc. Relay Therapeutics, Inc. Celsius Therapeutics, Inc. Marketing	Visterra, Inc. Marketing	Uber Technologies, Inc.

213 East Grand Avenue	279 East Grand Avenue	201 Haskins Way	681 Gateway Boulevard
San Francisco/South San Francisco	San Francisco/South San Francisco	San Francisco/South San Francisco	San Francisco/South San Francisco
300,930 RSF	199,000 RSF	280,000 RSF	126,971 RSF
Merck & Co., Inc.	Multi-Tenant	Marketing	Multi-Tenant/Marketing

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	35

Development and Redevelopment of New Class A Properties: 2018–2020 Deliveries (Projects Undergoing Construction and Near-Term Projects Undergoing Marketing and Pre-Construction)

December 31, 2017

Menlo Gateway	825 and 835 Industrial Road	9625 Towne Centre Drive
San Francisco/Greater Stanford	San Francisco/Greater Stanford	San Diego/University Town Center
520,988 RSF	530,000 RSF	163,648 RSF
Facebook, Inc.	Marketing	Takeda Pharmaceutical Company Ltd.

9880 Campus Point Drive	1818 Fairview Avenue East	9900 Medical Center Drive	5 Laboratory Drive
San Diego/University Town Center	Seattle/Lake Union	Maryland/Rockville	Research Triangle Park/RTP
71,510 RSF	205,000 RSF	45,039 RSF	175,000 RSF
Marketing	Multi-Tenant	Marketing	Multi-Tenant

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	36

Development and Redevelopment of New Class A Properties: 2018–2020 Deliveries (Projects Undergoing Construction and Near-Term Projects Undergoing Marketing and Pre-Construction) (continued)

December 31, 2017

Property/Market/Submarket	Our Ownership Interest		Project RSF			Percentage				Project Start	Occupancy(1)
			In Service	CIP	Total	Leased	Negotiating		Total		Initial	Stabilized
Consolidated developments under construction
100 Binney Street/Greater Boston/Cambridge	100%		341,776	91,155	432,931	100%	—%		100%	3Q15	3Q17	1Q18
399 Binney Street/Greater Boston/Cambridge	100%		—	164,000	164,000	75%	—%		75%	4Q17	4Q18	2019
213 East Grand Avenue/San Francisco/South San Francisco	100%		—	300,930	300,930	100%	—%		100%	2Q17	1Q19	2019
279 East Grand Avenue/San Francisco/South San Francisco	100%		—	199,000	199,000	—%	52%		52%	4Q17	2019	2020
			341,776	755,085	1,096,861	78%	10%		88%

Consolidated redevelopments under construction
266 and 275 Second Avenue/Greater Boston/Route 128	100%		144,584	59,173	203,757	84%	—%		84%	3Q17	2Q18	2018
9900 Medical Center Drive/Maryland/Rockville	100%		—	45,039	45,039	—%	—%		—%	3Q17	2Q18	2018
5 Laboratory Drive/Research Triangle Park/RTP	100%		—	175,000	175,000	15%	24%		39%	2Q17	3Q18	2019
9625 Towne Centre Drive/San Diego/University Town Center	50.1%	(2)	—	163,648	163,648	100%	—%		100%	3Q15	4Q18	2018
			144,584	442,860	587,444	61%	8%		69%
			486,360	1,197,945	1,684,305

Unconsolidated joint venture development under construction
Menlo Gateway/San Francisco/Greater Stanford	(3)		251,995	520,988	772,983	100%	—%		100%	4Q17	4Q19	4Q19
			738,355	1,718,933	2,457,288

Unconsolidated joint venture development under pre-construction
1655 and 1715 Third Street/San Francisco/Mission Bay/SoMa(4)	10%		—	580,000	580,000	100% (4)	—%		100%	1Q18	2019	2019
Total			738,355	2,298,933	3,037,288	85%	4%		89%

Near-term development projects undergoing marketing and pre-construction
1818 Fairview Avenue East/Seattle/Lake Union	100%		—	205,000	205,000	TBD	TBD			TBD	2019	TBD
825 and 835 Industrial Road/San Francisco/Greater Stanford	100%		—	530,000	530,000					TBD
201 Haskins Way/San Francisco/South San Francisco	100%		—	280,000	280,000
			—	1,015,000	1,015,000

Near-term redevelopment projects undergoing marketing and pre-construction
681 Gateway Boulevard/San Francisco/South San Francisco(5)	100%		126,971	—	126,971	—%	35%	(5)	35%	4Q18	2019	TBD
9880 Campus Point Drive/San Diego/University Town Center(6)	100%		71,510	—	71,510	TBD
			198,481	—	198,481
Near-term projects undergoing marketing and pre-construction (includes 1655 and 1715 Third Street)			198,481	1,595,000	1,793,481
Total			936,836	3,313,933	4,250,769

(1)	Initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.

(2)	See page 6 of our Earnings Press Release for additional information on our partial interest sale at 9625 Towne Centre Drive.

(3)	See page 5 of our Earnings Press Release for additional information on our acquisition at Menlo Gateway.

(4)	See page 4 of our Earnings Press Release for additional information.

(5)
The building is 100% occupied through September 2018, after which we expect to redevelop the building from office to office/laboratory space and expand by an additional 15,000 to 30,000 RSF. We have a letter of intent for a lease under negotiation aggregating 45,000 RSF, or 35% of the project.

(6)
This building is 100% occupied through January 2018, after which we expect to demolish the existing R&D building and develop a 98,000 RSF Class A office/laboratory property. We expect initial stabilized yields for our entire Campus Pointe by Alexandria campus to be in the low 7% range.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	37

Development and Redevelopment of New Class A Properties: 2018–2020 Deliveries (Projects Undergoing Construction and Near-Term Projects Undergoing Marketing and Pre-Construction) (continued)
December 31, 2017
(Dollars in thousands)

	Our Ownership Interest							Unlevered Yields
Property/Market/Submarket			In Service	CIP	Cost to Complete		Total at Completion	Initial Stabilized	Initial Stabilized (Cash Basis)

Consolidated developments under construction
100 Binney Street/Greater Boston/Cambridge	100%		$302,933	$80,860	$55,207		$439,000	8.2%	7.4%
399 Binney Street/Greater Boston/Cambridge	100%		—	85,772	88,228		174,000	7.3%	6.7%
213 East Grand Avenue/San Francisco/South San Francisco	100%		—	102,803	157,197		260,000	7.2%	6.4%
279 East Grand Avenue/San Francisco/South San Francisco	100%		—	41,390	TBD		TBD	TBD	TBD
			$302,933	$310,825	TBD		TBD

Consolidated redevelopments under construction
266 and 275 Second Avenue/Greater Boston/Route 128	100%		$60,658	$11,788	$16,554		$89,000	8.4%	7.1%
9900 Medical Center Drive/Maryland/Rockville	100%		—	7,639	6,661		14,300	8.4%	8.4%
5 Laboratory Drive/Research Triangle Park/RTP	100%		—	12,748	49,752		62,500	7.7%	7.6%
9625 Towne Centre Drive/San Diego/University Town Center	50.1%	(1)	—	40,107	52,893	(1)	93,000	7.0%	7.0%
			60,658	72,282	125,860		258,800
Total			$363,591	$383,107	TBD		TBD

	Our Ownership Interest			Cost to Complete				Unlevered Yields
Property/Market/Submarket		In Service	CIP	Construction Loan	ARE Funding		Total at Completion	Initial Stabilized	Initial Stabilized (Cash Basis)

Unconsolidated joint venture development under construction and pre-construction
(Amounts represent our share)
Menlo Gateway/San Francisco/Greater Stanford	(2)	$49,053	$41,395	$124,223	$215,329		$430,000	6.9%	6.3%
1655 and 1715 Third Street/San Francisco/Mission Bay/SoMa(3)	10%	(3)	(3)	37,500	40,500	(3)	78,000	7.8%	6.0%
		49,053	41,395	161,723	255,829		508,000
Consolidated developments/redevelopments under construction		363,591	383,107	—	TBD		TBD
Total		$412,644	$424,502	$161,723	TBD		TBD

(1)
We expect to receive contributions from our joint venture partner of $30.7 million to fund construction. See page 6 of our Earnings Press Release for additional information on our partial interest sale at 9625 Towne Centre Drive.

(2)	See page 5 of our Earnings Press Release for additional information on our acquisition at Menlo Gateway.

(3)	See page 4 of our Earnings Press Release for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	38

Development and Redevelopment of New Class A Properties: Intermediate-Term Development Projects
December 31, 2017

325 Binney Street	88 Bluxome Street	505 Brannan Street, Phase II	960 Industrial Road	Alexandria Center® for Life Science
Greater Boston/Cambridge	San Francisco/Mission Bay/SoMa	San Francisco/Mission Bay/SoMa	San Francisco/Greater Stanford	New York City/Manhattan
208,965 RSF	1,070,925 RSF	165,000 RSF	500,000 RSF	420,000 RSF

5200 Illumina Way	Campus Point Drive	1150 Eastlake Avenue East	1165/1166 Eastlake Avenue East	9800 Medical Center Drive
San Diego/University Town Center	San Diego/University Town Center	Seattle/Lake Union	Seattle/Lake Union	Maryland/Rockville
386,044 RSF	318,383 RSF	260,000 RSF	106,000 RSF	180,000 RSF

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	39

Development and Redevelopment of New Class A Properties: Summary of Pipeline
December 31, 2017
(Dollars in thousands)

Property/Submarket	Our Ownership Interest		Book Value		Square Footage
						Development Projects
					Undergoing Construction	Near-Term Projects Undergoing Marketing and Pre-Construction		Intermediate- Term Development		Future Development	Total(1)
Greater Boston
Undergoing construction
100 Binney Street/Cambridge	100%		$80,860		91,155	—		—		—	91,155
266 and 275 Second Avenue/Route 128	100%		11,788		59,173	—		—		—	59,173
399 Binney Street (Alexandria Center® at One Kendall Square)	100%		85,772		164,000	—		—		—	164,000
Intermediate-term development
325 Binney Street/Cambridge	100%		87,251		—	—		208,965		—	208,965
50 Rogers Street/Cambridge	100%		6,466	(2)	—	—		183,644		—	183,644
Future development projects
Alexandria Technology Square®/Cambridge	100%		7,787		—	—		—		100,000	100,000
Other future projects	100%		7,612		—	—		—		221,955	221,955
			287,536		314,328	—		392,609		321,955	1,028,892
San Francisco
Undergoing construction
213 East Grand Avenue/South San Francisco	100%		102,803		300,930	—		—		—	300,930
279 East Grand Avenue/South San Francisco	100%		41,390		199,000	—		—		—	199,000
Menlo Gateway/Greater Stanford	49%	(3)	—		520,988	—		—		—	520,988
Near-term projects undergoing marketing and pre-construction
825 and 835 Industrial Road/Greater Stanford	100%		92,160		—	530,000		—		—	530,000
1655 and 1715 Third Street/Mission Bay/SoMa(4)	10%		—		—	580,000		—		—	580,000
201 Haskins Way/South San Francisco	100%		39,122		—	280,000	(5)	—		—	280,000
681 Gateway Boulevard/South San Francisco(6)	100%		—		—	—		—		—	—
Intermediate-term development
88 Bluxome Street/Mission Bay/SoMa	100%		162,334		—	—		1,070,925	(7)	—	1,070,925
505 Brannan Street, Phase II/Mission Bay/SoMa	99.7%		14,988		—	—		165,000		—	165,000
960 Industrial Road/Greater Stanford	100%		69,255		—	—		500,000	(8)	—	500,000
Future development projects
East Grand Avenue/South San Francisco	100%		5,988		—	—		—		90,000	90,000
Other future projects	100%		228		—	—		—		95,620	95,620
			528,268		1,020,918	1,390,000		1,735,925		185,620	4,332,463
New York City
Alexandria Center® for Life Science/Manhattan	100%		—		—	—		420,000		—	420,000
			$—		—	—		420,000		—	420,000
(1)    Total pipeline SF represents operating RSF targeted for near-term and intermediate-term development plus incremental developable SF.
(2)    Represents a multifamily residential development with approximately 130-140 units (adjacent to 161 First Street). As part of our successful efforts to increase the entitlements on our Alexandria Center® at Kendall Square development, we agreed to develop two multifamily residential projects, one of which was previously completed and sold. We expect to commence construction of this project in 2018, and we are in negotiations for a potential sale.
(3)    See page 5 of our Earnings Press Release for additional information on our acquisition at Menlo Gateway.
(4)    See page 4 of our Earnings Press Release for additional information.
(5)    The near-term development project undergoing entitlements for 280,000 RSF will replace the existing 23,840 RSF operating property.
(6)    See page 23 of our Supplemental Informational for additional information on our near-term redevelopment opportunities.
(7)    The intermediate-term development project undergoing entitlements for 1,070,925 developable SF will replace the existing 232,470 RSF operating property.
(8)    The intermediate-term development project undergoing entitlements for 500,000 RSF will replace the existing 195,000 RSF operating property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	40

Development and Redevelopment of New Class A Properties: Summary of Pipeline (continued)
December 31, 2017
(Dollars in thousands)

Property/Submarket	Our Ownership Interest		Book Value	Square Footage
					Development Projects
				Undergoing Construction	Near-Term Projects Undergoing Marketing and Pre-Construction	Intermediate- Term Development		Future Development	Total(1)
San Diego
Undergoing construction
9625 Towne Centre Drive/University Town Center	50.1%	(2)	$40,107	163,648	—	—		—	163,648
Intermediate-term development
5200 Illumina Way/University Town Center	100%		11,562	—	—	386,044		—	386,044
Campus Point Drive/University Town Center	55%		14,890	—	—	318,383		—	318,383
Future development projects
Vista Wateridge/Sorrento Mesa	100%		3,971	—	—	—		163,000	163,000
Other future projects	100%		30,295	—	—	—		259,895	259,895
			100,825	163,648	—	704,427		422,895	1,290,970
Seattle
Near-term projects undergoing marketing and pre-construction
1818 Fairview Avenue East/Lake Union	100%		32,482	—	205,000	—		—	205,000
Intermediate-term development
1150 Eastlake Avenue East/Lake Union	100%		19,269	—	—	260,000		—	260,000
1165/1166 Eastlake Avenue East/Lake Union	100%		15,115	—	—	106,000	—	—	106,000
			66,866	—	205,000	366,000		—	571,000
Maryland
Undergoing construction
9900 Medical Center Drive/Rockville	100%		7,639	45,039	—	—		—	45,039
Intermediate-term development
9800 Medical Center Drive/Rockville	100%		7,217	—	—	180,000		—	180,000
Future development projects
Other future projects	100%		4,035	—	—	—		61,000	61,000
			18,891	45,039	—	180,000		61,000	286,039
Research Triangle Park
Undergoing construction
5 Laboratory Drive/Research Triangle Park	100%		12,748	175,000	—	—		—	175,000
Future development projects
6 Davis Drive/Research Triangle Park	100%		16,671	—	—	—		1,000,000	1,000,000
Other future projects	100%		4,149	—	—	—		76,262	76,262
			33,568	175,000	—	—		1,076,262	1,251,262
Non-cluster markets – other future projects	100%		15,376	—	—	—		571,705	571,705
			$1,051,330	1,718,933	1,595,000	3,798,961		2,639,437	9,752,331

(1)	Total pipeline SF represents operating RSF plus incremental SF targeted for near-term and intermediate-term development.

(2)	See page 6 of our Earnings Press Release for additional information on our partial interest sale at 9625 Towne Centre Drive.

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Sustainability
December 31, 2017

ALEXANDRIA SUSTAINABILITY

Making a positive and meaningful impact on the health, safety, and well-being of our tenants, shareholders, employees, and the communities in which we live and work.

Awards and Recognition

Nareit 2017
Leader In The Light Award
Highest Achievement In Sustainability Innovation
MOST INNOVATIVE

Governor's Environmental & Economic Leadership Award
geela
California

CALIFORNIA'S HIGHEST ENVIRONMENTAL HONOR

International WELL Building Institute™
WELL GOLD 2017

WORLD'S FIRST WELL CERTIFIED LABORATORY

GRESB®
Green Star 2017

#1 HEALTH & WELL-BEING COMPANY IN THE U.S.

fitwel℠

FIRST REIT TO BE NAMED FITWEL CHAMPION AND FOUNDING MEMBER OF LEADERSHIP ADVISORY BOARD

Leader in Green Development

100% New Ground-Up Developments Targeting Minimum LEED® Gold Certification

50 LEED® Projects (1)
- 5 | Platinum
- 31 | Gold
- 14 | Silver

49% % of ARE's Total Annual Rental Revenue from LEED® Projects (1)

Committed to Continuous Sustainability Improvements

5% Reduction of Same Property Greenhouse Gas Pollution from 2015 to 2016

86 Efficiency Projects on Operating Properties from 2015 to 2016

Leader in Health & Wellness

4 WELL® Certified Projects (2)
- 2 | Gold
- 2 | Silver

14 Fitwel® Certified Projects (3)
- 5 | ★★★
- 6 | ★★
- 3 | ★

3.1 Million RSF of WELL® and Fitwel® Certified Projects

(1)    Upon completion of 12 LEED® certification projects in process.
(2)    Upon completion of 3 WELL® certification projects in process.
(3)    Upon completion of 8 Fitwel® certification projects in process.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	42

Construction Spending
December 31, 2017
(Dollars in thousands, except per RSF amounts)

Construction Spending	Year Ended December 31, 2017
Additions to real estate – consolidated projects	$893,685
Investments in unconsolidated real estate joint ventures	17,876
Construction spending (cash basis)(1)	911,561
Decrease in accrued construction	(11,034)
Construction spending	$900,527

Projected Construction Spending	Year Ending December 31, 2018
Development and redevelopment projects	$814,000
Investments in unconsolidated real estate joint ventures	149,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(37,000)
Generic laboratory infrastructure/building improvement projects	153,000			(2)
Non-revenue-enhancing capital expenditures and tenant improvements	21,000
Total projected construction spending	1,100,000
Guidance range	$1,050,000	–	$1,150,000

Non-Revenue-Enhancing Capital Expenditures(3)	Year Ended December 31, 2017			Recent Average per RSF(4)
	Amount	Per RSF
Non-revenue-enhancing capital expenditures	$7,900	$0.41		$0.46

Tenant improvements and leasing costs:
Re-tenanted space	$17,437	$25.32		$18.47
Renewal space	29,884	16.27		10.89
Total tenant improvements and leasing costs/weighted average	$47,321	$18.74	(5)	$13.20

(1)	Includes revenue-enhancing projects and non-revenue-enhancing capital expenditures.

(2)
Includes $25 million to $30 million of projected construction spending related to the demolition of the existing R&D building and development of a new 98,000 RSF Class A office/laboratory property at 9880 Campus Point Drive in our University Town Center submarket.

(3)	Excludes amounts that are recoverable from tenants, revenue enhancing, or related to properties that have undergone redevelopment.

(4)	Represents the average for the five years ended December 31, 2017.

(5)
Includes approximately $12.3 million, or $16.92 per RSF, of leasing commissions related to lease renewals and re-leasing space for seven leases in our Greater Boston and San Francisco markets with a weighted-average lease term of 10 years and rental rate increases of 33.3% and 19.4% (cash basis).

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Joint Venture Financial Information
December 31, 2017
(Dollars in thousands)

Consolidated Real Estate Joint Ventures			Unconsolidated Real Estate Joint Ventures
Property/Market/Submarket	Noncontrolling Interest Share(1)		Property/Market/Submarket	Our Share
225 Binney Street/Greater Boston/Cambridge	70.0%		360 Longwood Avenue/Greater Boston/Longwood Medical Area	27.5%
409 and 499 Illinois Street/San Francisco/Mission Bay/SoMa	40.0%		Menlo Gateway/San Francisco/Greater Stanford	49.0%	(2)
1500 Owens Street/San Francisco/Mission Bay/SoMa	49.9%		1401/1413 Research Boulevard/Maryland/Rockville	65.0%
10290 and 10300 Campus Point Drive and 4110 Campus Point Court/ San Diego/University Town Center	45.0%
9625 Towne Centre Drive/San Diego/University Town Center	49.9%	(3)

	December 31, 2017
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$507,207	$149,466
Cash and cash equivalents	19,047	6,440
Restricted cash	—	1,420
Other assets	31,966	11,529
Secured notes payable (see page 49)	—	(53,482)
Other liabilities	(24,717)	(4,755)
Redeemable noncontrolling interests	(11,509)	—
	$521,994	$110,618

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	4Q17	2017	4Q17	2017
Total revenues	$13,790	$54,812	$1,471	$7,320
Rental operations	(4,080)	(15,852)	(405)	(2,599)
	9,710	38,960	1,066	4,721
General and administrative	(19)	(145)	(26)	(66)
Interest	—	—	(232)	(1,784)
Depreciation and amortization	(3,777)	(14,762)	(432)	(1,551)
Gain on sale of real estate	—	—	—	14,106
	$5,914	$24,053	$376	$15,426

(1)	In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in three other properties in North America.

(2)	See page 5 of our Earnings Press Release for additional information on our acquisition at Menlo Gateway.

(3)	See page 6 of our Earnings Press Release for additional information on our partial interest sale at 9625 Towne Centre Drive.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	44

Investments
December 31, 2017

Public/Private Mix (Cost)	Tenant/Non-Tenant Mix (Cost)

Investments (in millions)		260
Public investments:
Cost basis	$60	Holdings
Net unrealized gains	49	$1.8M
Private investments	414
	$523
		Average Investment Amount

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	45

Key Credit Metrics
December 31, 2017

Net Debt to Adjusted EBITDA(1)	Net Debt and Preferred Stock to Adjusted EBITDA(1)

Fixed-Charge Coverage Ratio(1)	Liquidity(2)

	$2.0B

	(in millions)
	Availability under our $1.65 billion unsecured senior line of credit	$1,600
	Remaining construction loan commitment	25
	Available-for-sale equity securities, at fair value	109
	Cash, cash equivalents, and restricted cash	277
		$2,011

(1)	Quarter annualized.

(2)	As of December 31, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	46

Summary of Debt
December 31, 2017

Debt maturities chart
(In millions)

(1)
Includes our secured construction loan for our property at 50 and 60 Binney Street in our Cambridge submarket with aggregate commitments of $350.0 million. We have two one-year options to extend the stated maturity date to January 28, 2021, subject to certain conditions. Our guidance on page 7 assumes repayment of our 2019 unsecured senior bank term loan amounts aggregating $200.0 million in 2018.

Fixed-rate/hedged and unhedged variable-rate debt
(Dollars in thousands)

	Fixed-Rate/Hedged Variable-Rate Debt	Unhedged Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$745,742	$25,319	$771,061	16.2%	4.04%	3.3
Unsecured senior notes payable	3,395,804	—	3,395,804	71.3	4.05	6.9
$1.65 billion unsecured senior line of credit	50,000	—	50,000	1.0	2.05	3.8
2019 Unsecured Senior Bank Term Loan	199,496	—	199,496	4.2	2.85	1.0
2021 Unsecured Senior Bank Term Loan	348,446	—	348,446	7.3	2.59	3.0
Total/weighted average	$4,739,488	$25,319	$4,764,807	100.0%	3.87%	5.7
Percentage of total debt	99%	1%	100%

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	47

Summary of Debt (continued)
December 31, 2017
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)	Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
					2018	2019	2020	2021	2022	Thereafter
Secured notes payable
Greater Boston	L+1.50%	3.22%	1/28/19	(3)	$—	$325,319	$—	$—	$—	$—	$325,319	$(1,296)	$324,023
Greater Boston, San Diego, Seattle, and Maryland	7.75%	8.13	4/1/20		1,979	2,138	104,352	—	—	—	108,469	(752)	107,717
San Diego	4.66%	4.97	1/1/23		1,479	1,687	1,762	1,852	1,942	26,259	34,981	(329)	34,652
Greater Boston	3.93%	3.19	3/10/23		1,091	1,505	1,566	1,628	1,693	74,517	82,000	2,828	84,828
Greater Boston	4.82%	3.39	2/6/24		2,720	3,090	3,217	3,406	3,576	186,991	203,000	16,068	219,068
San Francisco	6.50%	6.67	7/1/36		22	23	25	26	28	649	773	—	773
Secured debt weighted-average interest rate/subtotal	4.39%	4.04			7,291	333,762	110,922	6,912	7,239	288,416	754,542	16,519	771,061

2019 Unsecured Senior Bank Term Loan	L+1.20%	2.85	1/3/19		—	200,000	—	—	—	—	200,000	(504)	199,496
2021 Unsecured Senior Bank Term Loan	L+1.10%	2.59	1/15/21		—	—	—	350,000	—	—	350,000	(1,554)	348,446
$1.65 billion unsecured senior line of credit	L+1.00%	2.05	10/29/21		—	—	—	50,000	—	—	50,000	—	50,000
Unsecured senior notes payable	2.75%	2.96	1/15/20		—	—	400,000	—	—	—	400,000	(1,628)	398,372
Unsecured senior notes payable	4.60%	4.74	4/1/22		—	—	—	—	550,000	—	550,000	(2,760)	547,240
Unsecured senior notes payable	3.90%	4.04	6/15/23		—	—	—	—	—	500,000	500,000	(3,236)	496,764
Unsecured senior notes payable	3.45%	3.56	4/30/25		—	—	—	—	—	600,000	600,000	(4,057)	595,943
Unsecured senior notes payable	4.30%	4.52	1/15/26		—	—	—	—	—	300,000	300,000	(6,205)	293,795
Unsecured senior notes payable	3.95%	4.14	1/15/27		—	—	—	—	—	350,000	350,000	(4,518)	345,482
Unsecured senior notes payable	3.95%	4.08	1/15/28		—	—	—	—	—	425,000	425,000	(4,231)	420,769
Unsecured senior notes payable	4.50%	4.62	7/30/29		—	—	—	—	—	300,000	300,000	(2,561)	297,439
Unsecured debt weighted average/subtotal		3.84			—	200,000	400,000	400,000	550,000	2,475,000	4,025,000	(31,254)	3,993,746
Weighted-average interest rate/total		3.87%			$7,291	$533,762	$510,922	$406,912	$557,239	$2,763,416	$4,779,542	$(14,735)	$4,764,807

Balloon payments					$—	$525,319	$503,979	$400,000	$550,000	$2,758,417	$4,737,715	$—	$4,737,715
Principal amortization					7,291	8,443	6,943	6,912	7,239	4,999	41,827	(14,735)	27,092
Total debt					$7,291	$533,762	$510,922	$406,912	$557,239	$2,763,416	$4,779,542	$(14,735)	$4,764,807

Fixed-rate/hedged variable-rate debt					$7,291	$508,443	$510,922	$406,912	$557,239	$2,763,416	$4,754,223	$(14,735)	$4,739,488
Unhedged variable-rate debt					—	25,319	—	—	—	—	25,319	—	25,319
Total debt					$7,291	$533,762	$510,922	$406,912	$557,239	$2,763,416	$4,779,542	$(14,735)	$4,764,807

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.

(2)	Reflects any extension options that we control.

(3)
Secured construction loan for our property at 50 and 60 Binney Street in our Cambridge submarket with aggregate commitments of $350.0 million. We have two one-year options to extend the stated maturity date to January 28, 2021, subject to certain conditions. As of December 31, 2017, the aggregate remaining commitments are $24.7 million.

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Summary of Debt (continued)
December 31, 2017
(Dollars in thousands)

Unconsolidated Real Estate Joint Ventures’ Debt

Unconsolidated Joint Venture	Our Share	Initial Maturity Date	Extension Option Maturity Date(1)	Interest Rate(2)	Debt Balance(3)	Remaining Commitments
360 Longwood Avenue	27.5%	9/1/22	9/1/24	3.54%	$94,040	$17,000	(4)
1401/1413 Research Boulevard	65.0%	5/17/20	7/1/20	4.42%	5,972	18,488
Menlo Gateway, Phase I	(5)	3/1/19	3/3/20	4.66%	111,015	38,926
					$211,027	$74,414
The above non-recourse secured loans amounts represent 100% of the loan amounts at the joint venture level.

(1)	Reflects extension options that exist, which may be subject to certain conditions.

(2)	Represents interest rate, including interest expense and amortization of loan fees and discount/premium.

(3)	Represents outstanding principal, net of unamortized deferred financing costs and discount/premium.

(4)	The remaining loan commitment balance excludes an earn-out advance provision that allows for incremental borrowings up to $48.0 million, subject to certain conditions.

(5)	See page 5 of our Earnings Press Release for additional information.

Debt covenants

Debt Covenant Ratios(1)	Unsecured Senior Notes Payable		$1.65 Billion Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
	Requirement	Actual	Requirement	Actual
Total Debt to Total Assets	≤ 60%	35%	≤ 60.0%	28.7%
Secured Debt to Total Assets	≤ 40%	6%	≤ 45.0%	4.6%
Consolidated EBITDA to Interest Expense	≥ 1.5x	5.9x	≥ 1.50x	3.94x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	278%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	≤ 60.0%	30.8%
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.50x	6.91x

(1)	All covenant ratio titles utilize terms as defined in the respective debt agreements; therefore, EBITDA is not calculated under the definition set forth by the SEC in Exchange Act Release No. 47226.

Interest rate swap agreements

Effective Date	Maturity Date	Number of Contracts	Weighted-Average Interest Pay Rate(1)	Fair Value as of 12/31/17	Notional Amount in Effect as of
					12/31/17	12/31/18	12/31/19
March 31, 2017	March 31, 2018	11	1.18%	$618	$700,000	$—	$—
March 31, 2017	March 31, 2018	4	1.76%	(103)	200,000	—	—
March 29, 2018	March 31, 2019	8	1.16%	4,373	—	600,000	—
March 29, 2019	March 31, 2020	1	1.89%	269	—	—	100,000
Total				$5,157	$900,000	$600,000	$100,000

(1)
In addition to the interest pay rate for each swap agreement, interest is payable at an applicable margin over LIBOR for borrowings outstanding as of December 31, 2017, as listed under the column heading “Stated Rate” in our summary table of outstanding indebtedness and respective principal payments on the previous page.

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Definitions and Reconciliations
December 31, 2017

This section contains additional information for sections throughout this Supplemental Information package, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margins

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA:

	Three Months Ended
(Dollars in thousands)	12/31/17		9/30/17	6/30/17		3/31/17	12/31/16
Net income	$45,607		$59,546	$41,496		$47,555	$19,792
Interest expense	36,082		31,031	31,748		29,784	31,223
Income taxes	1,398		1,305	1,333		767	737
Depreciation and amortization	107,714		107,788	104,098		97,183	95,222
Stock compensation expense	6,961		7,893	5,504		5,252	6,426
Loss on early extinguishment of debt	2,781		—	—		670	—
Gain on sales of real estate – rental properties	—		—	—		(270)	(3,715)
Our share of gain on sales of real estate from unconsolidated real estate JVs	—		(14,106)	—		—	—
Gain on sales of real estate – land parcels	—		—	(111)		—	—
Impairment of real estate and non-real estate investments	3,805		—	4,694		—	16,024
Adjusted EBITDA	$204,348		$193,457	$188,762		$180,941	$165,709

Revenues	$302,596	(1)	$285,370	$277,550	(1)	$270,877	$249,162

Adjusted EBITDA margins	68%		68%	68%		67%	67%

(1)
Excludes impairment charges aggregating $4.5 million and $3.8 million, primarily related to three non-real estate investments, during 2Q17 and 4Q17, respectively. We believe excluding impairment of non-real estate investments improves the consistency and comparability of the Adjusted EBITDA margins from period to period.

We use Adjusted EBITDA as a supplemental performance measure of our real estate rental operations, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments. We believe Adjusted EBITDA provides investors relevant and useful information because it allows investors to view income from our real estate rental operations on an unleveraged basis before the effects of interest, taxes, depreciation and amortization, stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments.

By excluding interest expense and gains or losses on early extinguishment of debt, Adjusted EBITDA allows investors to measure our performance independent of our capital structure and indebtedness. We believe that excluding charges related to share-based compensation facilitates a comparison of our operations across periods without the variances caused by the volatility of the expense (which depends on market forces outside our control). We believe that adjusting for the effects of impairments and gains or losses on sales of real estate allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investment and disposition decisions. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income or net cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental amount, in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of December 31, 2017, approximately 97% of our leases (on an RSF basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses are classified in tenant recoveries in our consolidated statements of income.

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums/discounts. See definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

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Definitions and Reconciliations (continued)
December 31, 2017

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties located in world-class collaborative life science and technology campuses in AAA urban innovation clusters. These projects are focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory or tech office space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory and tech office space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.
Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees and debt premiums/discounts. The fixed-charge coverage ratio calculation below is not directly comparable to the computation of ratio of earnings to fixed charges as defined in Item 503(d) of Regulation S-K and to the computation of “Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends” included in Exhibit 12.1 to our annual report on Form 10-K.

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16
Adjusted EBITDA	$204,348	$193,457	$188,762	$180,941	$165,709

Interest expense	$36,082	$31,031	$31,748	$29,784	$31,223
Capitalized interest	12,897	17,092	15,069	13,164	11,659
Amortization of loan fees	(2,571)	(2,840)	(2,843)	(2,895)	(3,080)
Amortization of debt premiums	639	652	625	596	383
Cash interest	47,047	45,935	44,599	40,649	40,185
Dividends on preferred stock	1,302	1,302	1,278	3,784	3,835
Fixed charges	$48,349	$47,237	$45,877	$44,433	$44,020

Fixed-charge coverage ratio:
– quarter annualized	4.2x	4.1x	4.1x	4.1x	3.8x
– trailing 12 months	4.1x	4.0x	3.9x	3.8x	3.6x

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Definitions and Reconciliations (continued)
December 31, 2017

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of investment and disposition decisions, financing decisions, capital structures, and capital market transactions. We compute funds from operations in accordance with standards established by the Nareit Board of Governors in its April 2002 White Paper and related implementation guidance (the “Nareit White Paper”). The Nareit White Paper defines funds from operations as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable real estate and land parcels and impairments of depreciable real estate (excluding land parcels), plus real estate-related depreciation and amortization, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper less/plus significant gains/losses on the sale of investments, plus losses on early extinguishment of debt, preferred stock redemption charges, impairments of non-depreciable real estate, impairments of non-real estate investments, and deal costs, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the quotient of the estimated amounts of net operating income at stabilization and our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

•	Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investment-grade or large cap tenants

Investment-grade or large cap tenants include tenants that are investment-grade rated or have their most recently reported market capitalization (public or private) greater than $10 billion as of December 31, 2017.

Items included in net income (loss) attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe this tabular presentation promotes a better understanding of corporate-level decisions and activities that significantly impact comparison of our operating results from period to period. We also believe this tabular presentation will supplement an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments for held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt and preferred stock redemption charges are related to corporate-level financing decisions focused on our capital structure strategy. Significant gains or losses for non-real estate investments are not related to the operating performance of our real estate as they result from strategic, corporate-level non-real estate investment decisions and market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of a non-real estate investment when its fair value declines below its carrying value due to changes in general market or other conditions. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in our Supplemental Information.

Joint venture financial information

We present components of balance sheet and operating results information related to our joint ventures, which are not in accordance with, or intended to be presentations in accordance with, GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control, and do not consolidate, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to joint ventures do not represent our legal claim to those items. The joint venture agreement for each entity that we do not wholly own generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to joint ventures are limited as an analytical tool, as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of income and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

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Definitions and Reconciliations (continued)
December 31, 2017

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA

Net debt to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating our balance sheet leverage. Net debt is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash. Net debt and preferred stock is equal to the sum of net debt, as discussed above, plus preferred stock outstanding as of period end. See “Adjusted EBITDA” for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt, and to net debt and preferred stock, and computes the ratio of each to Adjusted EBITDA:

(Dollars in thousands)	12/31/17		9/30/17		6/30/17		3/31/17		12/31/16
Secured notes payable	$771,061		$1,153,890		$1,127,348		$1,083,758		$1,011,292
Unsecured senior notes payable	3,395,804		2,801,290		2,800,398		2,799,508		2,378,262
Unsecured senior line of credit	50,000		314,000		300,000		—		28,000
Unsecured senior bank term loans	547,942		547,860		547,639		547,420		746,471
Unamortized deferred financing costs	29,051		27,803		29,710		31,616		29,917
Cash and cash equivalents	(254,381)		(118,562)		(124,877)		(151,209)		(125,032)
Restricted cash	(22,805)		(27,713)		(20,002)		(18,320)		(16,334)
Net debt	$4,516,672		$4,698,568		$4,660,216		$4,292,773		$4,052,576

Net debt	$4,516,672		$4,698,568		$4,660,216		$4,292,773		$4,052,576
7.00% Series D convertible preferred stock	74,386		74,386		74,386		74,386		86,914
6.45% Series E redeemable preferred stock	—		—		—		—		130,000
Net debt and preferred stock	$4,591,058		$4,772,954		$4,734,602		$4,367,159		$4,269,490

Adjusted EBITDA:
– quarter annualized	$817,392		$773,828		$755,048		$723,764		$662,836
– trailing 12 months	$767,508		$728,869		$689,079		$650,579		$610,839
Net debt to Adjusted EBITDA:
– quarter annualized	5.5	x	6.1	x	6.2	x	5.9	x	6.1	x
– trailing 12 months	5.9	x	6.4	x	6.8	x	6.6	x	6.6	x
Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.6	x	6.2	x	6.3	x	6.0	x	6.4	x
– trailing 12 months	6.0	x	6.5	x	6.9	x	6.7	x	7.0	x

Net operating income and operating margin

The following table reconciles net income (loss) to net operating income:

	Three Months Ended		Year Ended
(Dollars in thousands)	12/31/17	12/31/16	12/31/17	12/31/16
Net income (loss)	$45,607	$19,792	$194,204	$(49,799)

Equity in (earnings) losses of unconsolidated real estate joint ventures	(376)	(86)	(15,426)	184
General and administrative expenses	18,910	17,458	75,009	63,884
Interest expense	36,082	31,223	128,645	106,953
Depreciation and amortization	107,714	95,222	416,783	313,390
Impairment of real estate	—	16,024	203	209,261
Loss on early extinguishment of debt	2,781	—	3,451	3,230
Gain on sales of real estate – rental properties	—	(3,715)	(270)	(3,715)
Gain on sales of real estate – land parcels	—	—	(111)	(90)
Net operating income	$210,718	$175,918	$802,488	$643,298

Revenues	$298,791	$249,162	$1,128,097	$921,706

Operating margin	71%	71%	71%	70%

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings (losses) of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, gain or loss on early extinguishment of debt, and gain or loss on sales of real estate. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for evaluating the operating performance of our real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates the timing differences between the recognition of revenue in accordance with GAAP and the receipt of payments reflected in our consolidated results.

Further, we believe net operating income is useful to investors as a performance measure because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income. Net operating income can be used to measure the initial stabilized yields of our properties by calculating the quotient of net operating income generated by a property on a straight-line basis and our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving

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Definitions and Reconciliations (continued)
December 31, 2017

net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions and deterioration in market conditions. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as loss on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses that are included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management.

We believe that in order to facilitate a clear understanding of our operating results, net operating income should be examined in conjunction with net income as presented in our consolidated statements of income. Net operating income should not be considered as an alternative to net income as an indication of our performance, nor as an alternative to cash flows as a measure either of liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics that include annual rental rate revenue, see our discussion of annual rental revenue herein.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total rental revenues, tenant recoveries, and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. These properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable period presented, properties that underwent development or redevelopment at any time during the comparative periods, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, rental revenues from lease termination fees, if any, are excluded from the results of same properties.

The following table reconciles the number of same properties to total properties:

Development – under construction	Properties
213 East Grand Avenue	1
100 Binney Street	1
399 Binney Street	1
279 East Grand Avenue	1
Menlo Gateway (unconsolidated real estate JV)	3
7

Development – placed into service after January 1, 2016	Properties
50 and 60 Binney Street	2
430 East 29th Street	1
5200 Illumina Way, Building 6	1
4796 Executive Drive	1
360 Longwood Avenue (unconsolidated real estate JV)	1
1455 and 1515 Third Street	2
505 Brannan Street	1
510 Townsend Street	1
ARE Spectrum	3
400 Dexter Avenue North	1
14

Redevelopment – under construction	Properties
9625 Towne Centre Drive	1
5 Laboratory Drive	1
9900 Medical Center Drive	1
266 and 275 Second Avenue	2
5

Redevelopment – placed into service after January 1, 2016	Properties
10151 Barnes Canyon Road	1
11 Hurley Street	1
10290 Campus Point Drive	1
3

Acquisitions after January 1, 2016	Properties
Torrey Ridge Science Center	3
Alexandria Center® at One Kendall Square	9
88 Bluxome Street	1
960 Industrial Road	1
1450 Page Mill Road	1
201 Haskins Way	1
701 Gateway Boulevard	1
4110 Campus Point Court	1
18
Total properties excluded from same properties	47
Same properties	166
Total properties in North America as of December 31, 2017	213

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Total equity market capitalization

Total equity market capitalization is equal to the sum of outstanding shares of 7.00% Series D cumulative convertible preferred stock, 6.45% Series E cumulative redeemable preferred stock, and common stock multiplied by the related closing price of each class of security at the end of each period presented.

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Definitions and Reconciliations (continued)
December 31, 2017

Total market capitalization

Total market capitalization is equal to the sum of total equity market capitalization and total debt.

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16
Unencumbered net operating income	$181,719	$164,291	$158,072	$157,391	$143,570
Encumbered net operating income	28,999	37,610	38,007	36,399	32,348
Total net operating income	$210,718	$201,901	$196,079	$193,790	$175,918
Unencumbered net operating income as a percentage of total net operating income	86%	81%	81%	81%	82%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16
Weighted-average interest rate for capitalization of interest	3.89%	3.96%	3.98%	3.95%	3.72%

Weighted-average shares of common stock outstanding – diluted

In March 2017, we entered into agreements to sell an aggregate of 6.9 million shares of our common stock, consisting of an initial issuance of 2.1 million shares and the remaining 4.8 million shares subject to forward equity sales agreements, at a public offering price of $108.55 per share less underwriters’ discount. We issued the initial 2.1 million shares at closing in March 2017 for net proceeds, after underwriters’ discount and issuance costs, of $217.8 million and issued the remaining 4.8 million shares of common stock in December 2017 for net proceeds, after underwriters’ discount and issuance costs, of $484.6 million.

Weighted-average shares of common stock outstanding – diluted for 4Q17 and 2017 used in the computation of earnings per share – diluted, and funds from operations per share – diluted for 4Q17 and 2017, include 4.8 million shares related to the forward equity sales agreements using the treasury method of accounting (which assumes an issuance at the contractual price less the assumed repurchase of common shares at the average market price by using the net proceeds of $484.6 million) through the settlement date in December 2017. In July 2016, we entered into similar forward equity sales agreements that were settled in December 2016. The weighted-average shares of common stock outstanding – diluted during each period include the following shares related to our forward equity sales agreements:

	Three Months Ended					Year Ended
(In thousands)	4Q17	3Q17	2Q17	1Q17	4Q16	4Q17	4Q16
Earnings per share – diluted	776	698	530	53	—	517	—
Funds from operations – diluted	776	698	530	53	480	517	309

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